Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156689
Prospectus Supplement
(To Prospectus dated February 9, 2009)

400,000 Shares
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest

We are offering 400,000 shares of 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest (the “Series D Preferred Shares”). The annual dividend on each Series D Preferred Share is $3.625 and is payable, when, as and if declared by our board of trustees, quarterly in cash, in arrears, on each January 1, April 1, July 1 and October 1, commencing on July 1, 2011. Each Series D Preferred Share has a liquidation preference of $50.00 per share and is convertible, at the holder’s option at any time, initially into 3.4699 of our common shares (equal to an initial conversion price of approximately $14.41 per share), subject in each case to specified adjustments as set forth in this prospectus supplement. The Series D Preferred Shares are not redeemable by us. If a fundamental change occurs, we may be required to pay a make-whole premium on Series D Preferred Shares converted in connection therewith, through the increase of the applicable conversion rate, as described in this prospectus supplement. On or after April 20, 2018, we may at our option cause all of the outstanding Series D Preferred Shares to be mandatorily converted into that number of common shares for each Series D Preferred Share equal to the then-prevailing conversion rate if the Daily VWAP (as defined herein) of our common shares equals to or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, including the last trading day of such 30-day period.

The Series D Preferred Shares are listed on the New York Stock Exchange (the “NYSE”), under the symbol “RPT PrD.” We will apply to list the Series D Preferred Shares offered hereby on the NYSE under the existing symbol “RPT PrD” covering the outstanding Series D Preferred Shares. Our common shares are traded on the NYSE under the symbol “RPT.” On April 26, 2011, the last sale price of our common shares as reported on the NYSE was $12.84 per share.

Investing in our securities involves risk. You should carefully consider each of the factors described under “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the accompanying prospectus and our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make any investment in our Series D Preferred Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price (1)	$50.00	$20,000,000
Underwriting discount	$1.50	$600,000
Proceeds, before expenses, to us	$48.50	$19,400,000

(1)	Plus accrued dividends from April 6, 2011.

Delivery of our convertible preferred shares to purchasers is expected to occur on or about April 29, 2011.

Joint Book Running Managers

Deutsche Bank Securities	J.P. Morgan

KeyBanc Capital Markets
Stifel Nicolaus Weisel

Comerica Securities	PNC Capital Markets LLC	RBS

The date of this prospectus supplement is April 27, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (the “SEC”). We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, offering to sell these securities or soliciting an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our web site does not constitute part of this prospectus supplement or the accompanying prospectus.

Prospectus Supplement

Prospectus

(i)

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you, as well as the information incorporated by reference herein and therein, carefully before you invest in our Series D Preferred Shares. The documents incorporated by reference herein are described under “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Information We File With the SEC” below. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of Series D Preferred Shares. The accompanying prospectus contains information about our securities generally, some of which does not apply to the Series D Preferred Shares covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

Unless this prospectus supplement otherwise indicates or the context otherwise requires, the terms “trust,” “company,” “we,” “us” and “our” as used in this prospectus supplement refer to Ramco-Gershenson Properties Trust and/or one or more of a number of separate, affiliated entities, including Ramco-Gershenson Properties, L.P., which we refer to as our “Operating Partnership.”

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus supplement documents that we file with the SEC. This permits us to disclose important information to you by referring you to those filed documents. Any information incorporated by reference this way is considered to be a part of this prospectus, and information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference into this prospectus supplement the documents listed below, which we have already filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2010 (including the portions of our Proxy Statement on Schedule 14A, filed on April 19, 2011, incorporated by reference therein);

•	our Current Reports on Form 8-K filed on April 6, 2011 and April 12, 2011; and

•	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on November 1, 1988 (which incorporates by reference pages 101-119 of our prospectus/proxy statement filed with the SEC on November 1, 1988), as updated by the description of our common shares contained in our definitive proxy statement on Schedule 14A for our special meeting of shareholders held on December 18, 1997.

Whenever, after the date of this prospectus supplement, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be incorporated by reference and deemed to be a part of this prospectus supplement from the time they are filed (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K). Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. Requests for documents should be directed to Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 (telephone number (248) 350-9900).

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Information included and incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “may,” “might,” “should,” “will,” “intend,” “estimate,” “predict” and similar expressions, whether in the negative or affirmative. These forward-looking statements represent our expectations or beliefs concerning future events, including: statements regarding future developments and joint ventures, rents, returns, and earnings; statements regarding the continuation of trends; and any statements regarding the sufficiency of our cash balances and cash generated from operating, investing, and financing activities for our future liquidity and capital resource needs. We caution that although forward-looking statements reflect our good faith beliefs and reasonable judgment based upon current information, these statements are not guarantees of future performance and are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, because of risks, uncertainties, and factors including, but not limited to: the final terms of the offering and the final size of the offering; our success or failure in implementing our business strategy; economic conditions generally and in the commercial real estate and finance markets specifically; our cost of capital, which depends in part on our asset quality, our relationships with lenders and other capital providers; our business prospects and outlook; changes in governmental regulations, tax rates and similar matters; and our continuing to qualify as a REIT. Further, we have included important factors in this prospectus supplement, particularly under the heading “Risk Factors” beginning on page S-9, and the accompanying prospectus and the documents incorporated by reference herein, that we believe could cause our actual results to differ materially from the forward-looking statements that we make. All forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we do not undertake any obligation to update our forward-looking statements or the risk factors contained herein to reflect new information or future events or otherwise. You are cautioned not to place undue reliance on forward-looking statements.

SUMMARY

This summary may not contain all the information that may be important to you in deciding whether to invest in our Series D Preferred Shares. You should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes before making an investment decision.

The Company

Ramco-Gershenson Properties Trust is a fully integrated, self-administered, publicly-traded REIT specializing in the ownership, management, development and redevelopment of community shopping centers located in the Eastern and Midwestern regions of the United States. At December 31, 2010, we owned and managed, either directly or through our interest in real estate joint ventures, a total of 89 shopping centers and one office building with approximately 20.3 million square feet of gross leasable area (“GLA”), of which 15.6 million square feet is owned directly by us and our real estate joint ventures.

We conduct substantially all of our business, and hold substantially all of our interests in our properties, through the Operating Partnership. The Operating Partnership, either directly or indirectly through partnerships or limited liability companies, holds fee title to all owned properties. We have the exclusive power to manage and conduct the business of the Operating Partnership. As of December 31, 2010, we owned approximately 92.9% of the interests in the Operating Partnership.

Our executive offices are located at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. Our telephone number is (248) 350-9900. We maintain a web site that contains information about us at www.rgpt.com. The information included on the web site is not, and should not be considered to be, a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Information We File With the SEC” above.

Recent Developments

On April 26, 2011, we announced financial results for the first quarter of 2011.

Funds from Operations (FFO) for the three months ended March 31, 2011 was $10.1 million or $0.25 per diluted share, as compared to FFO of $8.5 million, or $0.25 per diluted share for the same period in 2010. FFO per share amounts were impacted by a 7.2 million increase in the number of weighted average shares outstanding for the three months ended March 31, 2011, compared to the same period in 2010.

Net loss attributable to our common shareholders for the three months ended March 31, 2011 was $0.3 million or $0.01 per diluted share, compared to $0.7 million or $0.02 per diluted share for the same period in 2010.

The Offering

Issuer	Ramco-Gershenson Properties Trust.

Securities Offered	400,000 shares of 7.25% Series D Preferred Shares.

Liquidation Preference	$50.00 per share, plus unpaid accrued and accumulated dividends.

Dividends	Cumulative annual dividends of $3.625 per share payable in cash quarterly on each January 1, April 1, July 1 and October 1, commencing on July 1, 2011, when, as and if authorized by the board of trustees out of funds legally available for the payment of dividends. Dividends will accumulate and be paid in arrears on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series D Preferred Shares will accumulate and be fully cumulative from the most recent date to which dividends have been paid, or if no dividends have been paid, from the original issue date of the Series D Preferred Shares (April 6, 2011). Accumulated dividends on the Series D Preferred Shares will not bear interest. See “Description of the Series D Preferred Shares—Dividends.”

Ranking	The Series D Preferred Shares, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs, rank:

• senior to all of our common shares and all of our other shares of beneficial interest issued in the future, unless the terms of which specifically provide that such shares rank senior to, or on a parity with, the Series D Preferred Shares;

• on a parity with any of our shares of beneficial interest issued in the future the terms of which specifically provide that such shares will rank on a parity with the Series D Preferred Shares; and

• junior to all of our shares of beneficial interest issued in the future, the terms of which specifically provide that such shares will rank senior to the Series D Preferred Shares.

Maturity	The Series D Preferred Shares have no maturity date, and will not be redeemable by us. Accordingly, the Series D Preferred Shares will remain outstanding indefinitely unless you decide to convert your shares, we exercise our mandatory conversion right or the Series D Preferred Shares are otherwise repurchased or acquired by us.

Conversion Rights	Each Series D Preferred Share will be convertible, at any time, at the option of the holder thereof at an initial conversion rate of 3.4699 common shares per Series D Preferred Share (which represents an initial conversion price of approximately $14.41 per common share), subject to adjustment as described under “Description of the Series D Preferred Shares—Conversion Rate Adjustment.” In certain circumstances, holders of the Series D Preferred Shares may be restricted in their ability to convert their Series D Preferred Shares. See “Description of the Series D Preferred Shares—Restrictions on Ownership and Transfer.”

Mandatory Conversion	At any time on or after April 20, 2018, we may at our option cause all (but not less than all) outstanding Series D Preferred Shares to be mandatorily converted into common shares at the then-prevailing conversion rate if the Daily VWAP (as defined herein) of our common shares is equal to or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, including the last trading day of such 30-day period, ending on the trading day prior to our issuance of a press release announcing the mandatory conversion as described under “Description of Series D Preferred Shares—Mandatory Conversion.”

Fundamental Change	If a holder converts its Series D Preferred Shares at any time beginning at the opening of business on the trading day immediately following the effective date of a fundamental change (as described under “Description of the Series D

Preferred Shares—Special Rights Upon a Fundamental Change”) and ending at the close of business on the 30th trading day immediately following such effective date, the holder will receive a number of our common shares equal to the greater of:

• the sum of (i) the applicable conversion rate and (ii) the make-whole premium, if any, described under “Description of the Series D Preferred Shares—Determination of the Make-Whole Premium;” and

• the lesser of (i) the liquidation preference divided by the average of the volume-weighted average prices of our common shares for ten days preceding the effective date of a fundamental change and (ii) 7.9808 (subject to adjustment).

Voting Rights	Except as set forth in the articles supplementary relating to the Series D Preferred Shares, the holders of Series D Preferred Shares will have no voting rights. In the event dividends payable on the Series D Preferred Shares are in arrears for six or more quarterly dividends, the holders of the Series D Preferred Shares, voting as a single class with the holders of any other series of our preferred shares having similar voting rights, will be entitled at the next regular or special meeting of our shareholders to elect two trustees and the number of trustees that comprise our board will be increased by the number of trustees so elected. These voting rights and the terms of the trustees so elected will continue until such time as the dividend arrearage on the Series D Preferred Shares has been paid in full.

In addition, subject to certain exceptions, the affirmative vote or consent of holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of our shares of beneficial interest ranking senior to the Series D Preferred Shares with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any authorized shares of beneficial interest into any such class or series of our shares of beneficial interest, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such class or series of our shares of beneficial interest; or (ii) amend, alter or repeal the provisions of our declaration of trust or the articles supplementary for the Series D Preferred Shares, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such Series D Preferred Shares or the holders thereof.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $19.35 million. We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Restrictions on Ownership and Transfer	To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, among other purposes, our declaration of trust imposes certain restrictions on ownership and transfer of our shares of beneficial interest. See “Description of the Series D Preferred Shares—Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Common Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus.

U.S. Federal Income Tax Consequences	For a discussion of the U.S. federal income tax consequences of purchasing, owning, converting and disposing of the Series D Preferred Shares and any common shares received upon conversion, see “Additional Federal Income Tax Considerations” in this prospectus supplement. Prospective investors are urged to consult their own tax advisors regarding these matters in light of their personal investment circumstances.

Listing	The Series D Preferred Shares are listed on the NYSE under the symbol “RPT PrD.” We will apply to list the Series D Preferred Shares offered hereby on the NYSE under the existing symbol “RPT PrD” covering the outstanding Series D Preferred Shares.

Book Entry, Delivery and Form	The Series D Preferred Shares will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of the Depository Trust Company.

Risk Factors	Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein, to read about factors you should consider before deciding whether to invest in our Series D Preferred Shares. Realization of any of those risks or adverse results could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Common Shares	Our common shares are listed for trading on the NYSE under the symbol “RPT.”

RISK FACTORS

Before investing in our securities, you should carefully consider the risks and uncertainties described below, as well as such information set forth elsewhere in this prospectus supplement, the accompanying prospectus, and any other information that is incorporated by reference, including the risks described in our reports we file with the SEC that are incorporated by reference herein.

The Series D Preferred Shares rank junior to all of our indebtedness and other liabilities and is effectively junior to all indebtedness and other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series D Preferred Shares, including the conversion of your Series D Preferred Shares into cash, if we so elect, upon a fundamental change, only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series D Preferred Shares to participate in the distribution of our assets will rank junior to the prior claims of our creditors and any future series or class of preferred shares that ranks senior to the Series D Preferred Shares. In addition, the Series D Preferred Shares effectively rank junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our subsidiaries. Our subsidiaries, which owned all of our real estate investments at December 31, 2010, are separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series D Preferred Shares. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series D Preferred Shares then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Series D Preferred Shares.

We may not be able to pay dividends on the Series D Preferred Shares.

Our secured credit facility prohibits us from paying cash dividends on the Series D Preferred Shares and our common shares if we default under the credit facility, and other financing agreements that we enter into in the future also may limit our ability to pay cash dividends on our shares of beneficial interest. If we default under the credit facility, or future financing agreements restrict our ability to pay cash dividends, we will be unable to pay cash dividends on the Series D Preferred Shares unless we can refinance amounts outstanding under those agreements.

In addition, no payment or adjustment will be made upon conversion for any undeclared or, subject to limited exceptions, unpaid dividends.

Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and in the accompanying prospectus, were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, maintenance of our REIT status and other factors as our board of trustees may deem relevant from time to time.

The price of our common shares may fluctuate significantly, which will affect the price of the Series D Preferred Shares and may make it difficult for you to resell the Series D Preferred Shares or common shares issuable upon conversion of the Series D Preferred Shares when you want or at prices you find attractive.

The price of our common shares on the NYSE has historically fluctuated significantly. Between January 1, 2009 and April 26, 2011, the trading price of our common shares has ranged from $3.88 to $13.51 per share. We expect that the market price of our common shares will continue to fluctuate for many reasons, including: our financial condition, performance and prospects; general economic and financial market conditions; changes in estimates by analysts; the market for similar securities issued by real estate investment trusts; and our ability to meet analysts’ estimates. The market price of our common shares also may be affected by future sales of our securities, including additional issuances of common shares and securities convertible into common shares. In addition, the stock markets in general and companies operating in the real estate industry in particular have experienced extreme volatility that has often been unrelated to the operating performance of specific companies. These factors, among others, could significantly depress the trading price of our common shares. Because the Series D Preferred Shares are convertible into our common shares, volatility or depressed prices for our common shares could have a similar effect on the trading price of the Series D Preferred Shares. Holders who receive common shares pursuant to the terms of the Series D Preferred Shares also will be subject to the risk of volatility and depressed prices.

Market interest rates may affect the price of our Series D Preferred Shares.

One of the factors that will influence the price of our Series D Preferred Shares will be the dividend yield on our Series D Preferred Shares relative to market interest rates. An increase in market interest rates could cause the market price of Series D Preferred Shares to go down. The trading price of our Series D Preferred Shares also will depend on many other factors, which may change from time to time, including:

•	the market for similar securities;

•	the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

•	government action or regulation;

•	general economic conditions or conditions in the financial or real estate markets; and

•	our financial condition, performance and prospects.

We may issue additional series of preferred shares that rank senior or equally to the Series D Preferred Shares as to dividend rights, rights upon liquidation or voting rights.

The Series D Preferred Shares, with respect to rights to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, will rank (a) senior to our common shares and all other classes or series of our shares of beneficial interest issued in the future that specifically provide that such class or series of shares of beneficial interest ranks junior to the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (b) on a parity with all other classes or series of our shares of beneficial interest issued in the future other than those referred to in clauses (a) and (c) that specifically provide that such classes or series of shares of beneficial interest rank on a parity with the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, and (c) junior to all other classes or series of our shares issued in the future that specifically provide that such classes or series of shares of beneficial interest rank senior to the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. We also are allowed to issue additional series of preferred shares that would rank equally to the Series D preferred shares as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our declaration of trust, including the articles supplementary relating to the Series D Preferred Shares. The issuance of additional preferred shares could have the effect of reducing the amounts available to the Series D Preferred Shares issued in this offering upon our liquidation, dissolution or winding up of our affairs. It also may reduce dividend payments on the Series D Preferred Shares if we do not have sufficient funds to pay dividends on all Series D Preferred Shares outstanding and other classes of shares of beneficial interest with equal priority with respect to dividends.

In addition, although holders of Series D Preferred Shares are entitled to limited voting rights, as described in “Description of the Series D Preferred Shares—Voting Rights,” with respect to such matters, the Series D Preferred Shares will vote separately as a class along with all other series of our preferred shares upon which like voting rights have been conferred and are exercisable (which may include holders of any series of preferred shares we may issue in the future). As a result, the voting rights of holders of Series D Preferred Shares may be significantly diluted, and the holders of such other series of preferred shares may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of preferred shares, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series D Preferred Shares and our common shares to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Ownership limitations in our declaration of trust, our amended and restated bylaws and the articles supplementary relating to the Series D Preferred Shares may impair the ability of holders to convert Series D Preferred Shares into our common shares.

To maintain our qualification as a REIT for federal income tax purposes, no person or entity may own more than 9.8% of the aggregate number or value of all of our outstanding common shares of beneficial interest nor may any person acquire Series D Preferred Shares such that (i) if such Series D Preferred Shares were converted into common shares, such person would own more than 9.8% of the aggregate number of all of our outstanding common shares; or (ii) he would own more than 9.8% of the aggregate value of our outstanding shares (including common shares and all series and classes of preferred shares). Any acquisition by you of Series D Preferred Shares (whether in this offering or following completion of the offering) or other classes of our shares of beneficial interest (including our common shares) that result in you exceeding any of these thresholds may not be valid. See “Description of the Series D Preferred Shares—Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Common Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus.

The conversion rate of the Series D Preferred Shares may not be adjusted for all dilutive events that may occur.

As described under “Description of the Series D Preferred Shares—Conversion Rate Adjustment,” we will adjust the conversion rate of the Series D Preferred Shares for certain events, including, among others:

•	the issuance of share dividends on our common shares;

•	the issuance of certain rights, options or warrants;

•	the distribution of shares of beneficial interest, indebtedness or assets, securities or property;

•	certain subdivisions and combinations of our shares of beneficial interest;

•	certain cash dividends on our common shares; and

•	certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of common shares for cash or in connection with an acquisition, which may adversely affect the trading price of the Series D Preferred Shares or our common shares. If we engage in any of these types of transactions, the value of the common shares into which the Series D Preferred Shares may be convertible may be diluted. In addition, it is possible that an event will adversely affect the value of the Series D Preferred Shares or common shares but does not result in an adjustment to the conversion rate.

The additional common shares issuable to holders of our Series D Preferred Shares in connection with a fundamental change may not adequately compensate you for the lost option time value of your Series D Preferred Shares or otherwise make you whole as a result of such fundamental change.

If a fundamental change occurs, you may be entitled to receive, in certain circumstances, in addition to the number of shares equal to the applicable conversion rate, an additional number of shares upon conversion as described under “Description of the Series D Preferred Shares—Determination of the Make-Whole Premium.” The number of additional common shares will be determined based on the date on which the fundamental change becomes effective, and the price paid per common share in the fundamental change transaction as described under “Description of the Series D Preferred Shares—Special Rights Upon a Fundamental Change.” While the additional common shares upon conversion are designed to compensate you for the lost option time value of your Series D Preferred Shares as a result of the fundamental change, the increase is only an approximation of this lost value and may not adequately compensate you for your loss.

In addition, in certain other circumstances involving a fundamental change, you may be entitled to receive a number of our common shares for each Series D Preferred Share you convert equal to the lesser of (i) the liquidation preference divided by the Market Value (as defined below) of our common shares on the effective date of the fundamental change and (ii) 7.9808 common shares (subject to adjustment) as described under “Description of the Series D Preferred Shares—Special Rights Upon a Fundamental Change.” To the extent the Market Value of our common shares is less than $12.53 per share at the time of such a fundamental change, the number of shares receivable by you upon conversion in such circumstances will be limited by the 3.9904 share cap, and the value of the shares received by you will likely be less than $50.00 per Series D Preferred Share.

Further, the fundamental change provisions will not afford protection to holders of the Series D Preferred Shares in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change. In the event of any such transaction, the holders of the Series D Preferred Shares would not have the rights described under “Description of the Series D Preferred Shares—Special Rights Upon a Fundamental Change,” even though each of these transactions could significantly increase the amount of our leverage, or otherwise adversely affect our capital structure, thereby adversely affecting the holders of the Series D Preferred Shares.

Our obligation to issue shares in excess of the conversion rate in connection with a fundamental change as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

The value of the conversion right associated with the Series D Preferred Shares may be substantially decreased or eliminated if we are party to a merger, consolidation, or other similar transaction.

If we are party to a consolidation, merger, share exchange or sale or lease of all or substantially all of our assets pursuant to which our common shares are converted into the right to receive cash, securities or other property, at the effective time of the transaction, the right to convert the Series D Preferred Shares into our common shares will be changed into a right to convert such shares into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Series D Preferred Shares immediately prior to the transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Series D Preferred Shares in the future. For example, if all of our outstanding common shares were acquired for cash in a merger transaction, each of the Series D Preferred Shares would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

An active trading market for the Series D Preferred Shares may not develop.

Although the Series D Preferred Shares currently outstanding are listed on the NYSE, we cannot assure you that a trading market will exist for those securities or the securities offered hereby. Listing of the Series D Preferred Shares on the NYSE does not guarantee that a trading market for the Series D Preferred Shares will develop or, if a trading market for the Series D Preferred Shares does develop, that the depth or liquidity of that market will provide holders the ability to sell their Series D Preferred Shares on any particular basis.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares and the Series D Preferred Shares.

Except as described under “Underwriting” with respect to the lock-up arrangements that we will be subject to for a short period of time following this offering, we are not restricted from issuing additional common shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, common shares, or additional preferred shares. The issuance of additional common shares upon conversion of the Series D Preferred Shares or other issuances of our common shares or convertible securities, including outstanding options, or otherwise will dilute the ownership interest of our common shareholders.

Sales of a substantial number of our common shares or other equity-related securities in the public market could depress the market price of the Series D Preferred Shares, our common shares, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or other equity-related securities would have on the market price of our common shares or the value of the Series D Preferred Shares. The price of our common shares could be affected by sales of our common shares by investors who view the Series D Preferred Shares as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common shares as a result of this offering. The hedging or arbitrage could, in turn, affect the market price of the Series D Preferred Shares.

If you hold our Series D Preferred Shares, you will not be entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.

If you hold our Series D Preferred Shares, you will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares), but you will be subject to all changes affecting the common shares. You will have rights with respect to our common shares only if and when we deliver common shares to you upon conversion of your Series D Preferred Shares and, in certain cases, under the conversion rate adjustments applicable to our Series D Preferred Shares.

Provisions in the articles supplementary relating to the Series D Preferred Shares or our organizational documents could delay or prevent a change in control of our company, which could adversely affect the price of our common shares and the Series D Preferred Shares.

If a fundamental change occurs, we may be required to increase the number of common shares issuable upon conversion of the Series D Preferred Shares as described under “Description of the Series D Preferred Shares—Determination of the Make-Whole Premium” and “Description of the Series D Preferred Shares—Special Rights Upon a Fundamental Change.” In addition, our declaration of trust and bylaws contain anti-takeover provisions, including REIT ownership limitations, advance-notice requirements for shareholder proposals and a two-thirds shareholder vote requirement for certain amendments to our declaration of trust, that could make it more difficult for or even prevent a third party from acquiring us without the approval of our incumbent board of trustees. Provisions like these, as well as certain terms in our credit facilities and other indebtedness, could reduce the market value of our common shares or the Series D Preferred Shares and inhibit or discourage takeover attempts, even where a takeover could be beneficial to you.

Recent regulatory actions may adversely affect the trading price and liquidity of the Series D Preferred Shares.

We expect that many investors in, and potential purchasers of, the Series D Preferred Shares will employ, or seek to employ, a convertible arbitrage strategy with respect to the Series D Preferred Shares. Investors that employ a convertible arbitrage strategy with respect to convertible instruments often implement that strategy by selling short the common shares underlying the convertible instrument and dynamically adjusting their short position while they hold the convertible instrument. Investors also may implement this strategy by entering into swaps on the common shares in lieu of or in addition to short selling the common shares. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interfere with the ability of market participants to effect short sales or equity swaps with respect to our common shares could adversely affect the ability of investors in, or potential purchasers of, the Series D Preferred Shares to conduct the convertible arbitrage strategy that we believe they may seek to employ with respect to the Series D Preferred Shares. This could, in turn, adversely affect the trading price and liquidity of the Series D Preferred Shares.

Recent regulatory actions that could affect the ability to successfully execute convertible arbitrage and hedging strategies include the SEC’s adoption in February 2010 of new short sale-related restrictions through an amendment to Rule 201 of Regulation SHO, the Financial Industry Regulatory Authority’s and stock exchanges’ circuit breaker pilot that commenced in June 2010, and the July 2010 enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Although the direction and magnitude of the effect that these actions and any additional regulations may have on the trading price and the liquidity of the Series D Preferred Shares will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common shares of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible preferred stock issued by many of the financial services companies subject to the prohibition. Any governmental actions that restrict the ability of investors in, or potential purchasers of, the Series D Preferred Shares to effect short sales in our common shares or to implement hedging strategies, including the recently adopted amendments to Regulation SHO, the circuit breaker pilot or the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the trading price and the liquidity of the Series D Preferred Shares or our common shares.

An adverse rating of the Series D Preferred Shares may cause their trading price to decrease.

If a rating agency rates the Series D Preferred Shares, it may assign a rating that is lower than anticipated. If a rating is assigned to the Series D Preferred Shares, that rating may be lowered in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the Series D Preferred Shares could significantly decline.

You may have taxable income if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

We will adjust the conversion rate of the Series D Preferred Shares for share splits and combinations, share dividends, certain cash dividends and certain other events that affect our capital structure. See “Description of the Series D Preferred Shares—Conversion Rate Adjustment.” If we adjust the conversion rate, or if we fail to make certain adjustments, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. See “Additional Federal Income Tax Considerations” in this prospectus supplement. In the case of a non-U.S. shareholder, we may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the Series D Preferred Shares.

We may not have sufficient earnings and profits in order for distributions on the Series D Preferred Shares to be treated as dividends.

The dividends payable by us on the Series D Preferred Shares may exceed our current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes, at the time of payment. If that were to occur, it would result in the amount of dividends that exceed our earnings and profits being treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Series D Preferred Shares and then, to the extent of any excess over such adjusted tax basis, as capital gain. See “Certain Federal Income Tax Considerations—Federal Income Taxation of Shareholders—Federal Income Taxation of Taxable Domestic Shareholders—Distributions” and “Certain Federal Income Tax Considerations—Federal Income Taxation of Shareholders—Federal Income Taxation of Non-U.S. Shareholders—Non-Dividend Distributions” in the accompanying prospectus.

We believe that the Series D Preferred Shares and any common shares received upon your conversion of the Series D Preferred Shares do not constitute “U.S. real property interests” and therefore we would not generally be required to withhold from payments to non-U.S. holders under the Foreign Investment in Real Property Act, or FIRPTA. We cannot assure you, however, that the Series D Preferred Shares or our common shares will not constitute U.S. real property interests.

Although we are not currently aware of any facts that would cause our conclusion to change, depending on the facts in existence at the time of any sale, repurchase, conversion, or retirement of Series D Preferred Shares or our common shares, it is possible that the Series D Preferred Shares and common shares could constitute U.S. real property interests. If so, non-U.S. shareholders of Series D Preferred Shares or common shares would be subject to U.S. federal income tax withholding on payments in connection with such a sale, repurchase, conversion, or retirement regardless of whether such non-U.S. shareholders provide certification documenting their non-U.S. status.

If you convert your Series D Preferred Shares into our common shares and we decide to pay taxable share dividends on our common shares to meet the REIT distribution requirements, your tax liability with respect to our common shares may be greater than the amount of cash you receive.

The IRS has issued Revenue Procedure 2010-12, which provides that the IRS will treat share dividends declared on or before December 31, 2012, for taxable years ending before December 31, 2011, as distributions for purposes of satisfying the REIT distribution requirements, if each shareholder can elect to receive the distribution in cash or shares, even if the aggregate cash amount paid to all shareholders is limited, provided certain requirements are met. Taxable holders of our common shares receiving such dividends will be required to include the full amount of the dividend as income for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Accordingly, if we decide to pay a share dividend on our common shares in accordance with Revenue Procedure 2010-12 to you, as a holder of our common shares, your tax liability with respect to such dividend may be significantly greater than the amount of cash you receive. If you decide to sell the shares received as a dividend in order to pay this tax, the sales proceeds you receive may be less than the amount you are required to include in income with respect to the dividend, depending on the market price of the shares at the time of the sale. With respect to non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares. In addition, if a significant number of our shareholders sell shares in order to pay taxes owed on dividends, such sales may put downward pressure on the trading price of our shares. See “Additional Federal Income Tax Considerations—Other Federal Income Tax Considerations—Taxable Stock Dividends” in this prospectus supplement.

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after deducting the underwriting discount and other estimated offering expenses, will be approximately $19.35 million. We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2010, on an actual basis and an as adjusted basis to give effect to: (1) the offer and sale of 1,600,000 Series D Preferred Shares that closed on April 6, 2011, after deducting the underwriting discount and transaction costs, (2) the offer and sale of 400,000 Series D Preferred Shares at the public offering price set forth on the cover page of this prospectus supplement, after deducting the underwriting discount and estimated transaction costs, and (3) the application of the net proceeds of the offerings to retire our $30.0 million bridge loan, reduce outstanding borrowings under our revolving credit facilities and increase our cash and cash equivalents as described in “Use of Proceeds” in this prospectus supplement.

This table should be read in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and incorporated by reference in the accompanying prospectus.

December 31, 2010	Actual	As Adjusted
	(in thousands,
	except share amounts)

Cash and cash equivalents	$10,175	$29,525

Mortgages and Notes Payable:
Mortgages payable	363,819	363,819
Secured revolving credit facility	119,750	72,350
Secured term loan facility	30,000	30,000
Secured bridge loan	30,000	—
Junior subordinated notes	28,125	28,125

Total Mortgages and Notes Payable	$571,694	$494,294

Shareholders’ Equity:
Preferred Shares of Beneficial Interest, par value $0.01, 10,000,000 shares authorized:
0 and 2,000,000 Series D Preferred Shares issued and outstanding, at December 31, 2010 and as adjusted, respectively	—	100,000
Common Shares of Beneficial Interest, par value $0.01, 45,000,000 shares authorized and 37,947,000 shares issued and outstanding	379	379
Additional paid-in capital and other	563,370	560,120
Accumulated distributions in excess of net income	(161,476)	(161,476)
Noncontrolling interest	37,093	37,093

Total Shareholders’ Equity	439,366	536,116

Total Capitalization	$1,011,060	$1,030,410

PRICE RANGE OF COMMON SHARES AND DIVIDENDS

Our common shares are listed on the NYSE under the symbol “RPT.” On April 26, 2011, the last reported sales price per share of our common shares on the NYSE was $12.84. The table below sets forth, for the periods indicated, the high and low closing sales price per share of our common shares, as reported by the NYSE, and the cash dividends declared per share with respect to such periods.

	Price Per Share		Dividends
	High	Low	Per Share

Year Ended December 31, 2011
First quarter	$13.51	$12.43	$0.1633
Second quarter (through April 26, 2011)	12.84	12.26	—

Year Ended December 31, 2010
First quarter	$11.71	$8.91	$0.1633
Second quarter	12.97	9.62	0.1633
Third quarter	11.94	9.69	0.1633
Fourth quarter	12.45	10.82	0.1633

Year Ended December 31, 2009
First quarter	$7.16	$3.88	$0.2313
Second quarter	11.60	6.01	0.2313
Third quarter	10.82	8.41	0.1633
Fourth quarter	9.94	7.82	0.1633

DESCRIPTION OF THE SERIES D PREFERRED SHARES

The following is a summary of certain provisions of the articles supplementary creating Series D Preferred Shares. As used in this section, the terms “we,” “us” or “our” refer to Ramco-Gershenson Properties Trust and not any of its subsidiaries. Please read “Description of Common Shares,” “Description of Preferred Shares” and “Certain Provisions of Maryland Law and of Our Declaration of Trust and Amended and Restated Bylaws” in the accompanying prospectus for a description of general terms applicable to the Series D Preferred Shares, a description of our common shares and certain provisions of our organizational documents and Maryland law.

General

We are offering an additional 400,000 shares of 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest (the “Series D Preferred Shares”) with the same terms and with the same CUSIP number as the Series D Preferred Shares offered by the Prospectus Supplement dated March 31, 2011. The additional Series D Preferred Shares constitute an additional issuance of, and form a single series with, the outstanding Series D Preferred Shares.

Articles Supplementary to our Declaration of Trust classifying 1,840,000 preferred shares as 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, par value $.01 per share were filed with the Maryland State Department of Assessments and Taxation (the “MSDAT”) on April 5, 2011. A filing with the MSDAT of articles supplementary classifying an additional 160,000 Series D Preferred Shares has been approved and authorized. When issued, the Series D Preferred Shares offered hereby will be validly issued, fully paid and nonassessable by us and will have no preemptive rights.

We will contribute the net proceeds of the sale of the Series D Preferred Shares offered hereby to our operating partnership, through which we conduct substantially all of our business, in exchange for 7.25% Series D Cumulative Preferred Units, or the Series D preferred units, that have substantially identical economic terms as the Series D Preferred Shares. Our operating partnership will be required to make all required distributions on the Series D preferred units prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on a parity with the Series D preferred units as to distributions and liquidation, except for dividends required to enable us to maintain our qualification as a REIT.

The Series D Preferred Shares are subject to mandatory conversion, as described below in “—Mandatory Conversion,” and are not redeemable by us.

Ranking

The Series D Preferred Shares, with respect to rights to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, will rank (a) senior to our common shares and all other classes or series of our shares of beneficial interest issued in the future that specifically provide that such class or series of shares of beneficial interest ranks junior to the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (b) on a parity with all other classes or series of our shares of beneficial interest issued in the future, other than those referred to in clauses (a) and (c), that specifically provide that such classes or series of shares of beneficial interest rank on a parity with the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, and (c) junior to all other classes or series of our shares of beneficial interest issued in the future that specifically provide that such classes or series of shares of beneficial interest rank senior to the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up.

Dividends

Subject to the preferential rights of holders of any class or series of our shares of beneficial interest ranking senior to the Series D Preferred Shares as to the payment of dividends, holders of Series D Preferred Shares will be entitled to receive, when, if and as declared by our board of trustees, out of funds legally available for the payment of quarterly cumulative preferential cash dividends, an amount per share equal to 7.25% of the $50.00 liquidation preference per annum (equivalent to a fixed annual amount of $3.625 per share), payable in equal amounts of $0.90625 per share quarterly. Dividends on the Series D Preferred Shares offered hereby shall begin to accrue and will be fully cumulative starting from April 6, 2011 and shall be payable quarterly when, if and as authorized by our board of trustees, in equal amounts in arrears on the first day of each January, April, July and October or, if not a business day, then the next succeeding business day (each, a “Dividend Payment Date”), and no interest or additional dividends or other sums will accrue on the amount so payable from the Dividend Payment Date to such next succeeding business day. The first dividend on the Series D Preferred Shares offered hereby, which will be paid on July 1, 2011, will be for the entire full quarter and will reflect dividends accumulated from April 6, 2011 up to, and excluding, July 1, 2011. Any dividend payable on the Series D Preferred Shares for any portion of a dividend period that ends prior to a Dividend Payment Date will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our share records at the close of business on the applicable record date, which will be the 20th day of the calendar month immediately preceding the month in which the applicable Dividend Payment Date falls or such other date designated by our board of trustees that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Notwithstanding any provision to the contrary contained in this prospectus supplement, each outstanding Series D Preferred Share will be entitled to receive a dividend with respect to any dividend record date equal to the dividend paid with respect to each other Series D Preferred Share that is outstanding on such date.

No dividend on the Series D Preferred Shares will be declared or paid or set apart for payment by our board of trustees if such authorization, declaration, payment or setting apart for payment would violate any of our agreements or is restricted or prohibited by law.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Shares and any other class or series of our shares of beneficial interest ranking on a parity as to the payment of dividends with the Series D Preferred Shares, all dividends declared upon the Series D Preferred Shares and any other class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with the Series D Preferred Shares will be declared pro rata so that the amount of dividends declared per Series D Preferred Share and such other class or series of our shares of beneficial interest will in all cases bear to each other the same ratio that accumulated dividends per Series D Preferred Share and such other class or series of shares of beneficial interest (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such class or series of our shares of beneficial interest does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Shares which may be in arrears.

Except as provided in the immediately preceding paragraph:

•	no dividends will be declared or paid or set apart for payment and no other distribution of cash or other property will be declared or made (other than in our common shares or other class or series of shares of beneficial interest ranking on a parity with or junior to the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up) on or with respect to any of our common shares or shares of any other class or series of our shares of beneficial interest ranking, as to the payment of dividends or the distribution of assets upon our liquidation dissolution or winding up, on a parity with or junior to the Series D Preferred Shares; and

•	no common shares or any other class or series of shares of beneficial interest ranking junior to or on a parity with the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up will be redeemed, purchased or otherwise acquired for any consideration (or any money paid or made available for a sinking fund for the redemption of any such class or series of shares of beneficial interest) by us (except by conversion into or exchange for any other class or series of our shares of beneficial interest ranking on a parity with or junior to the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up or by redemption, purchase or acquisition for the purpose of maintaining our qualification as a REIT);

unless full cumulative dividends on the Series D Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all dividend periods ending on or prior to the date of such declaration, payment, set aside, redemption, purchase or acquisition.

Notwithstanding the foregoing, dividends on the Series D Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment thereof and whether or not such dividends are authorized. Accrued but unpaid dividends on the Series D Preferred Shares will not bear interest and holders of the Series D Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends as described above.

Holders of Series D Preferred Shares will not be entitled to any dividend or other distribution, whether payable in cash, property or shares of any class or series of shares of beneficial interest (including Series D Preferred Shares) in excess of full cumulative dividends on the Series D Preferred Shares as described above. Any dividend payment made on the Series D Preferred Shares will first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

Dividends paid by regular C corporations to persons or entities that are taxed as individuals are now generally taxed at the rate applicable to long-term capital gains, which is a maximum of 15%, subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our Series D Preferred Shares, generally will continue to be taxed at regular ordinary income tax rates, except in limited circumstances that we do not contemplate. See “Certain Federal Income Tax Considerations—Federal Income Taxation of Shareholders—Federal Income Taxation of Taxable Domestic Shareholders—Distributions” in the accompanying prospectus.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or any successor revenue code or section) any portion, which we refer to as the “Capital Gains Amount,” of the total dividends (as determined for federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of shares of beneficial interest, then the portion of the Capital Gains Amount that will be allocable to holders of Series D Preferred Shares shall be in the same proportion that the total of the dividends (as determined for U.S. federal income tax purposes) paid or made available to the holders of Series D Preferred Shares for the year bears to the total of all such dividends for the year paid with respect to all classes and series of our outstanding shares of beneficial interest.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series D Preferred Shares will be entitled to receive out of our assets legally available for distribution to our shareholders remaining after payment or provisions for payment of all of our debts and other liabilities liquidating distributions, in cash or property at its fair market value as determined by our board of trustees, in the amount of a liquidation preference of $50.00 per share, plus an amount equal to any accumulated and accrued dividends (whether or not earned or authorized) to (but not including) the date of payment, before any distribution of assets is made to holders of common shares or any other class or series of our shares of beneficial interest ranking junior to the Series D Preferred Shares as to the distribution of assets upon our liquidation, dissolution or winding up, but subject to the preferential rights of the holders of any class or series of our shares of beneficial interest ranking senior to the Series D Preferred Shares as to the distribution of assets upon our liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions and all such accumulated and accrued dividends to which they are entitled, the holders of Series D Preferred Shares will have no right or claim to any of our remaining assets. None of (i) our consolidation or merger with or into another entity, (ii) a merger of another entity with or into us, (iii) a statutory share exchange by us or (iv) a sale, lease or conveyance of all or substantially all of our property or business shall be considered a liquidation, dissolution or winding up. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our assets legally available for distribution to our shareholders are insufficient to make the full payment due to holders of the Series D Preferred Shares and the corresponding amounts payable on all outstanding shares of other classes or series of shares of beneficial interest ranking on a parity with the Series D Preferred Shares as to the distribution of assets upon our liquidation, dissolution or winding up, then the holders of the Series D Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accumulated and accrued dividends) to which they would otherwise be respectively entitled.

Voting Rights

Holders of Series D Preferred Shares will not have any voting rights, except as provided by law and as described below. Whenever dividends on any Series D Preferred Shares are in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of Series D Preferred Shares (voting together as a single class with all other classes or series of our shares of beneficial interest ranking on a parity with the Series D Preferred Shares as to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation dissolution or winding up upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees who will each be elected for a one-year term. Such election shall be held at a special meeting of the shareholders and at each subsequent annual meeting until all arrearages and the dividends on the Series D Preferred Shares and such other series of preferred shares upon which like voting rights have been conferred and are exercisable for the then current dividend period have been fully paid or declared and a sum sufficient for the full payment thereof has been set aside. Vacancies for trustees elected by holders of Series D Preferred Shares and any other such series of preferred shares shall be filled by the remaining trustee so elected then in office or, if there is no such remaining trustee, by vote of holders of a majority of the outstanding Series D Preferred Shares, when they have the voting rights described above, and any other such series of preferred shares voting as a single class. A trustee elected by the holders of Series D Preferred Shares and any other such series of preferred shares may be removed with or without cause and only by vote of holders of a majority of the outstanding Series D Preferred Shares, when they have the voting rights described above, and any other such series of preferred shares voting as a single class.

So long as any Series D Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of our shares of beneficial interest ranking senior to the Series D Preferred Shares with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into any such class or series of our shares of beneficial interest, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such class or series of our shares of beneficial interest; or (ii) amend, alter or repeal the provisions of our declaration of trust or the articles supplementary for the Series D Preferred Shares, whether by merger or consolidation or otherwise (an “Event”), so as to adversely affect any right, preference, privilege or voting power of such Series D Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as Series D Preferred Shares remain outstanding, with changes to the terms of the Series D Preferred Shares required pursuant to and made in compliance with the provisions described under ”—Recapitalizations, Reclassifications and Changes of our Common Shares” in connection with such Event and, if such transaction also constitutes a fundamental change, the provisions under “—Special Rights Upon a Fundamental Change” are complied with, taking into account that upon the occurrence of an Event, we may not be the surviving entity and such surviving entity may be a non-corporate entity, the occurrence of any such Event will not be deemed to adversely affect such rights, preferences, privileges or voting powers of holders of Series D Preferred Shares; and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, or (y) the creation, issuance or increase in the amount of authorized shares of any other class or series of our shares of beneficial interest ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, or (z) any increase in the amount of authorized Series D Preferred Shares ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, will not require the consent of the holders of Series D Preferred Shares and will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Holders of Series D Preferred Shares shall not be entitled to vote with respect to any increase in total number of authorized shares of our common shares or preferred shares, any increase in the amount of the authorized Series D Preferred Shares or the creation or issuance of any other class or series of shares of beneficial interest, or any increase in the number of authorized Series D Preferred Shares or any other class or series of shares of beneficial interest, in each case ranking on a parity with or junior to the Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

In addition, the holders of such Series D Preferred Shares will not have any voting rights with respect to, and the consent of the holders of Series D Preferred Shares is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series D Preferred Shares, except as set forth in part (ii) of the second preceding paragraph. Except as expressly set forth in the articles supplementary that relate to the Series D Preferred Shares, the Series D Preferred Shares will not have any relative, participatory, optional or other special voting rights and powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Series D Preferred Shares have been converted, surrendered for voluntary conversion or called for mandatory conversion and a sufficient number of our common shares shall have been deposited in trust to effect such conversion.

In any matter in which the Series D Preferred Shares may vote (as expressly provided in the articles supplementary that relate to the Series D Preferred Shares), each of the Series D Preferred Shares shall be entitled to one vote, except that when any other class or series of our preferred shares shall have the right to vote with the Series D Preferred Shares as a single class on any matter, the Series D Preferred Shares and such other class or series shall have with respect to such matters one vote per each $50.00 of stated liquidation preference.

Redemption

The Series D Preferred Shares will not be redeemable by us. However, under certain circumstances, we may at our option cause all outstanding Series D Preferred Shares to be converted into common shares as described below under “—Mandatory Conversion.”

Subject to applicable law, we may purchase Series D Preferred Shares, at any time, in the open market, by tender or by private agreement. Any Series D Preferred Shares that we reacquire will be retired and reclassified as authorized but unissued preferred shares, without designation as to class or series, and may thereafter be reissued as any class or series of preferred shares.

Conversion Rights

Each Series D Preferred Share will be convertible, at any time, at the option of the holder thereof at an initial conversion rate of 3.4699 of our common shares per Series D Preferred Share (the “Conversion Rate”) (which represents an initial conversion price of approximately $14.41 per common share). The Conversion Rate, and thus the conversion price, will be subject to adjustment as described below under “—Conversion Rate Adjustment.”

The holders of Series D Preferred Shares at the close of business on a Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following that Record Date or our failure to pay the dividend due on that Dividend Payment Date. However, Series D Preferred Shares surrendered for conversion at the option of the holder during the period between the close of business on any Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on that Dividend Payment Date. A holder of Series D Preferred Shares on a Record Date who (or whose transferee) surrenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by us on the Series D Preferred Shares on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of Series D Preferred Shares for conversion. Except as provided above with respect to a voluntary conversion and as provided under “—Mandatory Conversion” and “—Special Rights Upon a Fundamental Change,” we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the common shares issued upon conversion.

The articles supplementary relating to the Series D Preferred Shares require that we at all times reserve and keep available for issuance upon conversion of the Series D Preferred Shares a sufficient number of authorized and unissued common shares to permit the conversion of all outstanding Series D Preferred Shares and that we use our reasonable best efforts to take all action required to increase the authorized number of common shares if at any time there are insufficient unissued common shares to permit such reservation or to permit the conversion of all outstanding Series D Preferred Shares.

In addition, the articles supplementary relating to the Series D Preferred Shares provide that any common shares issued upon conversion of the Series D Preferred Shares will be validly issued, fully paid and nonassessable and that we will use our reasonable best efforts to list the common shares required to be delivered upon conversion of the Series D Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding common shares are listed at the time of delivery.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first taxable year), and such shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first taxable year) or during a proportionate part of a shorter taxable year. This test is applied by “looking through” certain shareholders which are not individuals (e.g., corporations or partnerships) to determine indirect ownership of us by individuals.

In order to protect us against the risk of losing our status as a REIT due to a concentration of ownership among our shareholders, our declaration of trust, subject to certain exceptions, provides that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the “Ownership Limit”) of the lesser of the aggregate number or value of our outstanding common shares. The articles supplementary creating the preferred shares designated as the Series D Preferred Shares will provide that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, nor may any shareholder acquire Series D Preferred Shares such that (i) if such Series D Preferred Shares were converted into common shares, such person would own more than 9.8% of the aggregate number of all of our outstanding common shares; or (ii) he would own, more than 9.8% of the aggregate value of our outstanding shares (including common shares and all series and classes of preferred shares). Any direct or indirect ownership of shares of beneficial interest in excess of the Ownership Limit or the aggregate ownership limit or that would result in our disqualification as a REIT, including any transfer that results in our shares of beneficial interest being owned by fewer than 100 persons or results in us being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of beneficial interest. The foregoing restrictions on transferability and ownership contained in our declaration of trust will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Our board of trustees may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to our board of trustees and tax counsel is presented that the changes in ownership will not then or in the future jeopardize our REIT status and our board of trustees otherwise decides that such action is in our best interest.

For a discussion of the treatment of shares deemed to be in excess of the Ownership Limit, see “Description of Common Shares—Restrictions On Ownership And Transfer” in the accompanying prospectus.

These restrictions will not preclude settlement of transactions through the NYSE.

All certificates representing shares of beneficial interest will bear a legend referring to the restrictions described above.

Each shareholder shall upon demand be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of our shares of beneficial interest as our board of trustees deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The Ownership Limit may have the effect of delaying, deferring or preventing our change in control unless our board of trustees determines that maintenance of REIT status is no longer in our best interest.

Conversion Procedures

On the date of any conversion at the option of the holders, if a holder’s interest is a beneficial interest in a global certificate representing Series D Preferred Shares, the holder must comply with the Depositary’s procedures for converting a beneficial interest in a global security. The Depository Trust Company initially will act as Depositary.

If a holder’s interest is in certificated form, a holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice, which is irrevocable, provided by the conversion agent, or a facsimile of the conversion notice, and deliver this notice to the conversion agent;

•	surrender the Series D Preferred Shares to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay any share transfer, documentary, stamp or similar taxes not payable by us; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such holder is entitled.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

The conversion agent for the Series D Preferred Shares is initially the transfer agent. A holder may obtain copies of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Series D Preferred Shares into our common shares, in accordance with the terms of the notice delivered by us. A share certificate or certificates representing the common shares to be delivered in connection with the conversion, together with, if applicable, any payment of cash in lieu of fractional shares, will be delivered by us to the holder, or in the case of global certificates, a book-entry transfer through the Depositary will be made by the conversion agent. Such delivery will be made as promptly as practicable, but in no event later than three Business Days following the conversion date.

The person or persons entitled to receive the common shares issuable upon conversion of the Series D Preferred Shares will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. On the conversion date, all rights with respect to the Series D Preferred Shares so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole common shares into which such Series D Preferred Shares have been converted (with such adjustment or cash payment for fractional shares as we may elect, as described under “—No Fractional Shares”) and, if applicable, any additional common shares or other consideration as may be issuable upon conversion in payment of a make-whole premium or otherwise as described under “—Special Rights Upon a Fundamental Change” or any “reference property” that may be issuable in lieu of common shares upon conversion as described under “—Recapitalizations, Reclassifications and Changes of our Common Shares” and the rights to which they are otherwise entitled as holders of common shares or other property receivable upon conversion. Prior to the close of business on the applicable conversion date, the common shares issuable upon conversion of the Series D Preferred Shares will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common shares, by virtue of holding the Series D Preferred Shares.

Mandatory Conversion

At any time on or after April 20, 2018, we may at our option cause all (but not less than all) outstanding Series D Preferred Shares to be mandatorily converted into a number of common shares for each Series D Preferred Shares equal to the then-prevailing Conversion Rate, if the Daily VWAP (as defined below) of our common shares equals or exceeds 130% of the then-prevailing conversion price for at least 20 Trading Days in a period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on the Trading Day prior to our issuance of a press release announcing the mandatory conversion as described below.

The term “Trading Day” means a day during which (i) trading in securities generally occurs on the NYSE or, if our common shares are not listed on the NYSE, on the other principal national securities exchange on which our common shares are then listed or, if our common shares are not listed on a national securities exchange, on the principal other market on which our common shares are then traded and (ii) there is no Market Disruption Event. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system. If our common shares are not so listed or traded, “Trading Day” means a “Business Day.”

“Market Disruption Event” means (1) a failure by the NYSE or, if our common shares are not listed on the NYSE, the principal U.S. national securities exchange on which our common shares are listed or, if our common shares are not listed on a national securities exchange, on the principal other market on which our common shares are then traded, to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. on any Trading Day for our common shares of an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common shares or in any options, contracts or future contracts relating to our common shares.

“Daily VWAP” means the average of the per share volume-weighted average prices of our common shares for each day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RPT.UN <Equity> AQR (NYSE VWAP)” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on each such Trading Day (or if such volume-weighted average price is unavailable on any such day, the Closing Sale Price shall be used for such day). The per share volume-weighted average price on each such day will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The “Closing Sale Price” of our common shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the NYSE or, if our common shares are not listed on the NYSE, on the principal other national securities exchange on which our common shares are then listed or, if our common shares are not listed on a national securities exchange, on the principal other market on which our common shares are then traded. If our common shares are not so listed, the Closing Sale Price will be an amount determined in good faith by our board of trustees to be the fair value of the common shares.

To exercise the mandatory conversion right described above, we must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by us) prior to the opening of business on the first Trading Day following any date on which the conditions described in the first paragraph of this “Mandatory Conversion” section are met, announcing such a mandatory conversion. We also will give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series D Preferred Shares (not more than four Business Days after the date of the press release) of the mandatory conversion announcing our intention to convert the Series D Preferred Shares. The conversion date will be the date (which we refer to as the “Mandatory Conversion Date”) that is five Trading Days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion shall state, as appropriate:

•	the Mandatory Conversion Date;

•	the number of our common shares to be issued upon conversion of each Series D Preferred Share;

•	the number of Series D Preferred Shares to be converted; and

•	that dividends on the Series D Preferred Shares to be converted will cease to accrue on the Mandatory Conversion Date.

On and after the Mandatory Conversion Date, dividends will cease to accrue on the Series D Preferred Shares that are subject to a mandatory conversion and all rights of holders of such Series D Preferred Shares will terminate except for the right to receive the common shares issuable upon conversion thereof. The dividend payment with respect to any Series D Preferred Shares that are subject to a mandatory conversion on a date during the period between the close of business on any Record Date for the payment of dividends to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holders of such shares on such Record Date if such shares have been converted after such Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence, no payment or adjustment will be made upon mandatory conversion of any Series D Preferred Shares for unpaid accrued and accumulated dividends or for dividends with respect to the common shares issued upon such conversion.

We may not authorize or give notice of any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Series D Preferred Shares for all quarterly dividend periods ending on or prior to the date on which we give such notice shall have been paid.

In addition to the mandatory conversion provision described above, if there are fewer than 150,000 Series D Preferred Shares outstanding, we may, at any time on or after April 20, 2018, at our option, cause all such outstanding Series D Preferred Shares to be converted into the number of whole common shares equal to the greater of (i) the then-prevailing Conversion Rate and (ii) the liquidation preference divided by the Market Value of the common shares as determined on the second Trading Day immediately prior to the Mandatory Conversion Date. The provisions of the immediately preceding four paragraphs shall apply to any such mandatory conversion pursuant to this paragraph; provided, however, that (1) the Mandatory Conversion Date will not be less than 15 calendar days nor more than 30 calendar days after the date on which we issue a press release announcing such mandatory conversion and (2) the press release and notice of mandatory conversion will not state the number of common shares to be issued upon conversion of each Series D Preferred Share.

The term “Market Value” means the average of the Daily VWAP of our common shares for each day during a 10 consecutive Trading Day period ending immediately prior to the date of determination.

Conversion Rate Adjustment

The applicable Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1) If we issue our common shares as a dividend or distribution on our common shares, or if we effect a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1 OS0

where,

CR0
=  the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR1
=  the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0	= the number of common shares outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS1	= the number of common shares outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding common shares are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date our board of trustees determines not to pay such dividend or distribution, or not to split or combine our outstanding common shares, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(2) If we distribute to all or substantially all holders of our common shares any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the record date of such distribution, to purchase or subscribe for our common shares at a price per share less than the average of the Daily VWAP of our common shares over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X OS0 + Y

where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR1	= the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

OS0	= the number of our common shares outstanding immediately prior to the open of business on the Ex-Date for such distribution;

X	= the total number of our common shares issuable pursuant to such rights, options or warrants; and

Y	= the number of our common shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Daily VWAP of our common shares over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent that common shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of common shares actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our common shares at less than such average of the Daily VWAP for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, and in determining the aggregate offering price of such common shares, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of trustees in its good faith judgment.

(3) If we distribute shares of beneficial interest, evidences of our indebtedness or other assets, securities or property, to all or substantially all holders of our common shares, excluding:

— dividends or distributions referred to in the first and second clauses above;

—	spin-offs to which the provisions set forth in the latter portion of this third clause shall apply; and

—	dividends or distributions paid exclusively in cash referred to in the fourth clause below, then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	SP0 SP0 - FMV

where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR1	= the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

SP0	= the average of the Daily VWAP of our common shares over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	= the fair market value (as determined by our board of trustees in its good faith judgment) of the shares of beneficial interest, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding common share on the Ex-Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Series D Preferred Share shall receive in respect of each Series D Preferred Share owned by it, at the same time and upon the same terms as holders of our common shares, the amount and kind of our shares of beneficial interest, evidences of our indebtedness, other assets, securities or property of ours that such holder would have received as if such holder owned a number of common shares equal to the Conversion Rate in effect on the Ex-Date for the distribution.

Any increase made under the above portion of this clause (3) will become effective immediately after the open of business on the Ex-Date for such distribution.

With respect to an adjustment pursuant to this third clause where there has been a payment of a dividend or other distribution on our common shares of shares of beneficial interest of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such shares of beneficial interest or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Date for the spin-off will be increased based on the following formula:

CR1	=	CR0	x	FMV + MP0 MP0

where,

CR0	= the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the spin-off;

CR1	= the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the spin-off;

FMV	= the average of the volume-weighted average sale prices of the shares of beneficial interest or similar equity interest distributed to holders of our common shares applicable to one common share over the 10 consecutive Trading-Day period immediately following, and including, the Ex-Date for the spin-off; and

MP0	= the average of the Daily VWAP of our common shares over the 10 consecutive Trading-Day period immediately following, and including, the Ex-Date for the spin-off.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the close of business on the tenth Trading day immediately following, and including, the Ex-Date for the spin-off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following, and including, the effective date of any spin-off, references within the portion of this clause (3) related to “spin-offs” to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the effective date of such spin-off and the relevant conversion date.

If the dividend or distribution described in this third clause is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4) If any cash dividend or distribution is made to all or substantially all holders of our common shares (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up) during any of our quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.1633, which we refer to as the reference dividend, multiplied by the number of common shares outstanding on the record date for such distributions, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	SP0 SP0 - C

where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

CR1	= the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;

SP0	= the average of the Daily VWAP of our common shares over the 10 consecutive Trading-Day period immediately preceding the Ex-Date for such dividend or distribution; and

C	= the amount in cash per common share we distribute to holders of our common shares that exceeds the reference dividend.

Such increase shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the total per share amount of cash distributed by us as a dividend or in any other distribution to holders of our common shares that would require an adjustment pursuant to this fourth clause is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of Series D Preferred Shares shall receive in respect of each Series D Preferred Share owned by it, at the same time as holders of our common shares receive their dividend or other distribution, an amount of cash equal to C multiplied by the number of common shares equal to the Conversion Rate in effect on the Ex-Date for such cash dividend or distribution.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the reference dividend amount for any adjustment made to the Conversion Rate under this fourth clause.

Notwithstanding the foregoing, if an adjustment is required to be made under this clause (4) as a result of a distribution that is not a regular quarterly dividend, the reference dividend amount will be deemed to be zero.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common shares, if the cash and value of any other consideration included in the payment per common share exceeds the average of the Daily VWAP of our common shares over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1) OS0 x SP1

where,

CR0
=  the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	= the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	= the aggregate value of all cash and any other consideration (as determined in good faith by our board of trustees) paid or payable for shares purchased in such tender or exchange offer;

OS0	= the number of our common shares outstanding immediately prior to the date such tender or exchange offer expires;

OS1	= the number of our common shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer and excluding fractional shares); and

SP1	= the average of the Daily VWAP of our common shares over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under the preceding paragraph will occur at the close of business on the tenth Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this clause (5) to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date.

Notwithstanding the foregoing, if (i) a Conversion Rate adjustment pursuant to any of the foregoing becomes effective on any Ex-Date as described above and (ii) a holder converting its Series D Preferred Shares on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of our common shares as of the related conversion date as described under “—Conversion Procedures” based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Date will not be made for any holder converting Series D Preferred Shares on or after such Ex-Date and on or prior to the related record date. Instead, such holder will be treated as if such holder were the record owner of the common shares on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

The “Ex-Date” as used herein is the first date on which our common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

We are not required to adjust the Conversion Rate for any of the transactions described in the clauses above (other than for share splits or share combinations) if we make provision for each holder of a Series D Preferred Share to participate in the transaction, at the same time as holders of our common shares participate, without conversion, as if such holder held a number of our common shares in respect of each Series D Preferred Share equal to the Conversion Rate in effect on the Ex-Date or effective date.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted pursuant to the second or third clause above, as applicable, until the earliest of these triggering events occurs and the Conversion Rate shall be readjusted to the extent any of these rights, options or warrants are not exercised before they expire.

If we have in effect a shareholder rights plan while any of the Series D Preferred Shares remains outstanding, holders of the Series D Preferred Shares will receive, upon a conversion of such shares, in addition to such common shares, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common shares. If the rights provided for in any rights plan that our board of trustees may adopt have separated from our common shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of the Series D Preferred Shares would not be entitled to receive any rights in respect of our common shares that we deliver upon conversion of the Series D Preferred Shares, we will adjust the Conversion Rate at the time of separation as if we had distributed to all holders of our common shares, evidences of indebtedness or other assets or property pursuant to the third clause above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

We will not adjust the Conversion Rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, we will carry forward any adjustment that is less than 1% of the Conversion Rate and make such carry forward adjustment in any subsequent adjustment and, regardless of whether the aggregate adjustment is less than 1%, on the conversion date for any Series D Preferred Shares. In addition, at the end of each fiscal year, beginning with the fiscal year ending December 31, 2011, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000 of a share.

To the extent permitted by law and the continued listing requirements of NYSE (or any stock exchange on which our common shares may then be listed), we may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of trustees determines that the increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 calendar days before the day the increase commences. In addition, we may, but are not obligated to, increase the Conversion Rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

Upon each adjustment to the Conversion Rate, a corresponding adjustment shall be made to the conversion price, calculated by dividing the liquidation preference by the adjusted Conversion Rate.

If certain of the possible adjustments to the Conversion Rate of the Series D Preferred Shares are made (or if failures to make certain adjustments occur), a holder of such shares may be deemed to have received a taxable distribution from us even though such holder has not received any cash or property as a result of such adjustments. In the case of a non-U.S. shareholder, we may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the Series D Preferred Shares. See “Additional Federal Income Tax Considerations” in this prospectus supplement.

Events That Will Not Result In Adjustment

The Conversion Rate will not be adjusted:

•	upon the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

•	upon the issuance of any of our common shares, restricted shares or restricted share units, nonqualified share options, incentive share options or any other options or rights (including share appreciation rights) to purchase our common shares pursuant to any present or future employee, trustee or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•	upon the issuance of any common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the date the Series D Preferred Shares were first issued;

•	for unpaid accrued and accumulated dividends, if any;

•	upon the repurchase of any common shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer; or

•	for a change in the par value of our common shares.

We shall not take any action that would require an adjustment to the Conversion Rate such that the Conversion Price, as adjusted to give effect to such action, would be less than the then-applicable par value per common share, except we may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per common share such that the as-adjusted new effective conversion price per share would not be below the new as-adjusted par value per common share following such share split or similar transaction and the Conversion Rate is adjusted as provided under the first clause (and/or any such other clause(s) as may be applicable) under “—Conversion Rate Adjustment” above. In addition, the articles supplementary relating to the Series D Preferred Shares provide that we may not take any action that would result in an adjustment to the Conversion Rate without complying with any applicable shareholder approval rules of the NYSE or any other stock exchange on which our common shares may be listed at the relevant time.

Except as described in this prospectus supplement and as provided for in the articles supplementary relating to the Series D Preferred Shares, we will not adjust the Conversion Rate for any issuance of our common shares or any securities convertible into or exchangeable or exercisable for our common shares or rights to purchase our common shares or such convertible, exchangeable or exercisable securities.

Recapitalizations, Reclassifications and Changes of our Common Shares

In the case of any recapitalization, reclassification or change of our common shares (other than changes resulting from a subdivision or combination), a consolidation, merger or combination involving us, a sale, lease or other transfer to a third party of all or substantially all of the assets of us (or us and our subsidiaries on a consolidated basis), or any statutory share exchange, in each case as a result of which our common shares would be converted into, or exchanged for, shares, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each Series D Preferred Share will be changed into a right to convert such Series D Preferred Share into the kind and amount of shares, other securities or other property or assets (including cash or any combination thereof) (the “reference property”) that a holder would have received in respect of common shares issuable upon conversion of such shares immediately prior to such transaction. If such transaction also constitutes a fundamental change, a holder of our Series D Preferred Shares who converts its Series D Preferred Shares in connection with such fundamental change will, if applicable, also be entitled to receive additional common shares in connection with such conversion as described below under “—Special Rights Upon a Fundamental Change,” in which case the converting holder would also receive reference property in lieu of such additional common shares. In the event that our common shareholders have the opportunity to elect the form of consideration to be received in such transaction, the reference property into which the Series D Preferred Shares will be convertible shall be deemed to be the weighted average of elections made by the holders of our Series D Preferred Shares who participate in such determination. The articles supplementary relating to the Series D Preferred Shares provide that we may not become a party to any such transaction unless its terms are consistent with the foregoing.

A change in the conversion right described in this “Recapitalizations, Reclassifications and Changes of our Common Shares” could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each Series D Preferred Share would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of the consolidated property or assets of us or us and our subsidiaries.

No Fractional Shares

No fractional common shares or securities representing fractional common shares will be issued upon conversion of the Series D Preferred Shares, whether voluntary or mandatory. Instead, we may elect to either make a cash payment to each holder that would otherwise be entitled to a fractional share or, in lieu of such cash payment, the number of common shares to be issued to any particular holder upon conversion will be rounded up to the nearest whole share.

Special Rights Upon a Fundamental Change

We must give notice of each fundamental change (as defined below) to all record holders of the Series D Preferred Shares, by the later of 20 Business Days prior to the anticipated effective date of the fundamental change (the “fundamental change effective date”) and the first public disclosure by us of the anticipated fundamental change. In addition, we must give notice announcing the effective date of such fundamental change and certain other matters as set forth under “—Determination of the Make-Whole Premium.” If a holder converts its Series D Preferred Shares at any time beginning at the opening of business on the Trading Day immediately following the effective date of such fundamental change and ending at the close of business on the 30th Trading Day immediately following such effective date, such conversion will be deemed to be in connection with the fundamental change and the holder will receive for each Series D Preferred Shares converted, a number of common shares equal to the greater of:

•	(i) the applicable conversion rate (with such adjustment or cash payment for fractional shares as we may elect, as described under “—No Fractional Shares”) plus (ii) the make-whole premium, if any, described under “—Determination of the Make-Whole Premium”; and

•	the lesser of (i) the liquidation preference divided by the Market Value of the Common Shares on the fundamental change effective date and (ii) 7.9808 (subject to adjustment).

In addition, a converting holder will have the right to receive cash in an amount equal to all unpaid accrued and accumulated dividends on such converted Series D Preferred Shares, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the Dividend Payment Date immediately preceding (or, if applicable, ending on) the conversion date (other than previously declared dividends on our Series D Preferred Shares payable to holders of record as of a prior date), provided that we are then legally permitted to pay such dividends.

In lieu of issuing the number of common shares issuable upon conversion pursuant to the foregoing provisions, we may, at our option, make a cash payment equal to the Market Value determined for the period ending on the fundamental change effective date for each such common share otherwise issuable upon conversion. Our notice of fundamental change will specify whether we intend to issue common shares or pay cash upon conversion.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

(1) any “person” is or becomes the “beneficial owner,” directly or indirectly, through a purchase, merger or other transaction, of 50% or more of the total voting power of all classes of our voting shares of beneficial interest;

(2) we consolidate with, or merge with or into, another “person” or any “person” consolidates with or merges with or into us, or we convey, transfer, lease or otherwise dispose of all or substantially all of our assets or all or substantially all of the assets of us and our subsidiaries on a consolidated basis to any “person” (whether in one transaction or a series of related transactions), other than:

(a) any transaction pursuant to which the holders of our voting shares of beneficial interest immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of voting stock of the continuing or surviving person immediately after the transaction; or

(b) any merger solely for the purpose of changing our jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of our common shares solely into common shares of the surviving entity;

(3) the first day on which a majority of the members of our board of trustees does not consist of “Continuing Trustees”;

(4) we approve a plan of liquidation or dissolution; or

(5) our common shares cease to be listed on a national securities exchange.

“Continuing Trustees” means (i) individuals who on the date of original issuance of the Series D Preferred Shares constituted our board of trustees or (ii) any new trustees whose election to our board of trustees or whose nomination for election by our shareholders was approved by at least a majority of our trustees then still in office (or a duly constituted committee thereof) who were either trustees on the date of original issuance of the Series D Preferred Shares or whose election or nomination for election was previously so approved.

The term “beneficially own” as used herein means beneficial ownership as determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that a person will be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules of the SEC thereunder.

“Voting shares of beneficial interest” with respect to any person means the shares of beneficial interest of such person that is at the time entitled, without regard to the occurrence of any contingency, to vote in the election of the board of trustees (or comparable governing body of such person).

Notwithstanding the foregoing, a fundamental change will be deemed not to have occurred in the case of a merger or consolidation if (i) at least 90% of the consideration for our common shares (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a corporation or other entity organized and existing under the laws of the United States or any state thereof and traded on a national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction) (“publicly traded common stock”) and (ii) as a result of such transaction or transactions the Series D Preferred Shares become convertible into such publicly traded common stock.

There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of the consolidated assets of us or of us and our subsidiaries.

This fundamental change conversion feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate our common shares or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change conversion feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change conversion feature is a result of negotiations between us and the underwriters.

Our obligation to issue shares in excess of the Conversion Rate in connection with a fundamental change as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Determination of the Make-Whole Premium

If you elect to convert your Series D Preferred Shares upon the occurrence of a fundamental change, in certain circumstances, we will increase the Conversion Rate (the “make-whole premium”) by reference to the table below.

Holders will be entitled to receive the make-whole premium only with respect to shares surrendered for conversion from and after the opening of business on the Trading Day immediately following the fundamental change effective date until the close of business on the 30th Trading Day following such fundamental change effective date.

The increase in the Conversion Rate will be determined by reference to the table below, based on the fundamental change effective date and the share price (as defined below). If holders of our common shares receive only cash in the transaction constituting a fundamental change, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average of the Closing Sale Prices of our common shares on the five Trading Days prior to but excluding the effective date of the transaction constituting a fundamental change.

The following table sets forth the share price paid, or deemed paid, per common share in a transaction that constitutes the fundamental change, the fundamental change effective date and the make-whole premium (expressed as the number of additional common shares that will be added to the Conversion Rate) to be paid upon a conversion in connection with a fundamental change:

Fundamental Change	Share price ($)
Effective Date	$12.53	$13.50	$14.00	$15.00	$16.00	$17.00	$18.00	$20.00

April 6, 2011	0.5205	0.5179	0.4903	0.4399	0.3967	0.3575	0.3239	0.2692
April 15, 2012	0.5205	0.5130	0.4846	0.4339	0.3887	0.3478	0.3141	0.2575
April 15, 2013	0.5205	0.5110	0.4820	0.4293	0.3820	0.3400	0.3048	0.2461
April 15, 2014	0.5205	0.5086	0.4787	0.4227	0.3730	0.3295	0.2922	0.2314
April 15, 2015	0.5205	0.5047	0.4725	0.4130	0.3601	0.3138	0.2742	0.2107
April 15, 2016	0.5205	0.4932	0.4581	0.3933	0.3354	0.2853	0.2425	0.1760
April 15, 2017	0.5205	0.4742	0.4345	0.3607	0.2938	0.2362	0.1869	0.1149
April 15, 2018 and thereafter	0.5205	0.4677	0.4239	0.3431	0.2694	0.1971	0.1168	0.0000

Fundamental Change	Share price ($)
Effective Date	$22.00	$24.00	$26.00	$28.00	$30.00	$35.00	$45.00	$50.00

April 6, 2011	0.2267	0.1935	0.1670	0.1462	0.1282	0.0960	0.0566	0.0446
April 15, 2012	0.2149	0.1813	0.1554	0.1347	0.1174	0.0867	0.0502	0.0391
April 15, 2013	0.2028	0.1690	0.1434	0.1230	0.1065	0.0774	0.0441	0.0339
April 15, 2014	0.1869	0.1532	0.1279	0.1083	0.0928	0.0661	0.0367	0.0278
April 15, 2015	0.1650	0.1316	0.1073	0.0891	0.0753	0.0522	0.0280	0.0206
April 15, 2016	0.1301	0.0991	0.0778	0.0631	0.0525	0.0358	0.0188	0.0135
April 15, 2017	0.0720	0.0486	0.0356	0.0281	0.0233	0.0163	0.0087	0.0061
April 15, 2018 and thereafter	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The share prices set forth in the table will be adjusted as of any date on which the Conversion Rate of the Series D Preferred Shares is adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the Conversion Rate immediately before the adjustment; and

•	whose denominator is the adjusted Conversion Rate.

In addition, we will adjust the number of additional shares in the table at the same time, in the same manner in which, and for the same events for which, we must adjust the Conversion Rate as described under “—Conversion Rate Adjustment.”

The exact share price and fundamental change effective date may not be set forth on the table, in which case:

•	if the share price is between two share prices on the table or the fundamental change effective date is between two fundamental change effective dates on the table, the make-whole premium will be determined by straight-line interpolation between make-whole premium amounts set forth for the higher and lower share prices and the two effective dates, as applicable, based on a 365-day year;

•	if the share price is in excess of $50.00 per share (subject to adjustment in the same manner as the share price) no make-whole premium will be paid; and

•	if the share price is less than $12.53 per share (subject to adjustment in the same manner as the share price), no make-whole premium will be paid

However, we will not increase the Conversion Rate as described above to the extent the increase will cause the Conversion Rate to exceed 3.9904. We will adjust this maximum Conversion Rate in the same manner in which, and for the same events for which, we must adjust the Conversion Rate as described under “—Conversion Rate Adjustment.”

Our obligation to pay the make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness of economic remedies.

No later than the third Business Day after the occurrence of a fundamental change, we will provide to the holders and the transfer agent of the Series D Preferred Shares a notice of the occurrence of the fundamental change. Such notice will state:

•	the events constituting the fundamental change;

•	the date of the fundamental change;

•	the last date on which the holder of our Series D Preferred Shares may convert Series D Preferred Shares in connection with such fundamental change;

•	the Conversion Rate and, if applicable, the Make-Whole Premium and/or other consideration issuable upon conversions of Series D Preferred Shares in connection with such fundamental change;

•	whether we will issue common shares or deliver cash upon conversion of Series D Preferred Shares in connection with the fundamental change and whether any of the consideration issuable upon a conversion of Series D Preferred Shares in connection with such fundamental change will consist of reference property (and, in such case, specifying such reference property);

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holder of Series D Preferred Shares must follow to exercise the fundamental change conversion right.

We will also issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by us), or post notice on our website containing the information specified above, in any event prior to the opening of business on the first trading day following any date on which we provide such notice to the holders of our Series D Preferred Shares.

Book-Entry, Delivery and Form

We will initially issue the Series D Preferred Shares in the form of one or more global securities. The global securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

Series D Preferred Shares that are issued as described below under “—Certificated Series D Preferred Shares” will be issued in definitive form. Upon the transfer of Series D Preferred Shares in definitive form, such Series D Preferred Shares will, unless the global securities have previously been exchanged for Series D Preferred Shares in definitive form, be exchanged for an interest in global securities representing the liquidation preference of the Series D Preferred Shares being transferred.

The Depositary has advised us as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary (“direct participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by the Depositary, upon the deposit of the global securities with, or on behalf of, the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the liquidation preference of the Series D Preferred Shares represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters of such Series D Preferred Shares. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

To facilitate subsequent transfers, all Series D Preferred Shares deposited by direct participants with the Depositary are registered in the name of its nominee. The deposit of Series D Preferred Shares with the Depositary and its registration in the name of the Depositary’s nominee do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Series D Preferred Shares; the Depositary’s records reflect only the identity of the direct participants to whose accounts such Series D Preferred Shares are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Purchases of Series D Preferred Shares under the Depositary system must be made by or through direct participants, which will receive a credit for the shares on the Depositary’s records. The ownership interest of each actual purchaser of each share is in turn to be recorded on the direct and indirect Participants’ records. Beneficial owners will not receive written confirmation from the Depositary of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Series D Preferred Shares are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.

So long as the Depositary, or its nominee, is the registered holder and owner of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of the Series D Preferred Shares evidenced by the global certificates for all purposes of such Series D Preferred Shares and the articles supplementary relating to such Series D Preferred Shares. Except as set forth below, as an owner of a beneficial interest in the global certificates, you will not be entitled to have the Series D Preferred Shares represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated Series D Preferred Shares in definitive form and will not be considered to be the owner or holder of any Series D Preferred Shares under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

All payments on Series D Preferred Shares represented by the global securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global securities.

We expect that the Depositary or its nominee, upon receipt of any payment on the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Series D Preferred Shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or indirect participants, or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the transfer agent will have any responsibility or liability for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning the Depositary and its book-entry system has been obtained from sources that we believe to reliable, but we take no responsibility for its accuracy.

Certificated Series D Preferred Shares

Subject to certain conditions, the Series D Preferred Shares represented by the global securities is exchangeable for certificated Series D Preferred Shares in definitive form of like tenor as such Series D Preferred Shares if (1) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global securities or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor is not appointed within 90 days or (2) we, in our discretion, at any time determine not to have all of the Series D Preferred Shares represented by the global securities. Any Series D Preferred Shares that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Series D Preferred Shares issuable for such number of shares and registered in such names as the Depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities representing the same aggregate number of shares and registered in the name of the Depositary or its nominee.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the additional material federal income tax considerations related to the acquisition, ownership, conversion and disposition of our Series D Preferred Shares that we anticipate may be material to purchasers of our securities offered in this prospectus supplement, and that are not discussed in our accompanying prospectus under the heading “Certain Federal Income Tax Considerations.” This summary is limited to the tax consequences to those persons who purchase Series D Preferred Shares at their issue price in this offering and who hold such Series D Preferred Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular shareholders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, persons whose functional currency is other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market, or those who hold Series D Preferred Shares as part of a straddle, hedge, conversion transaction, or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. This summary is based upon the Code, the Treasury Department regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

This summary is for general information only. Prospective purchasers of the Series D Preferred Shares are urged to consult their tax advisors concerning the specific tax consequences to them of acquiring, owning, converting, and disposing of the Series D Preferred Shares and of our election to be taxed as a REIT, including the application of state, local and foreign income and other tax laws and potential changes in such laws.

Certain Federal Income Tax Considerations Relating to the Acquisition, Holding, Conversion, and Disposition of Series D Preferred Shares

Taxation of Distributions on Series D Preferred Shares

For a discussion of the treatment of dividends and other distributions with respect to Series D Preferred Shares, see “Certain Federal Income Tax Considerations—Federal Income Taxation of Shareholders—Federal Income Taxation of Taxable Domestic Shareholders” and “Certain Federal Income Tax Considerations—Federal Income Taxation of Shareholders—Federal Income Taxation of Non-U.S. Shareholders” in the accompanying prospectus.

Taxation of Sale or Exchange of Series D Preferred Shares

U.S. Shareholders

For a discussion of the tax consequences of a sale or exchange of our Series D Preferred Shares, see “Certain Federal Income Tax Considerations—Federal Income Taxation of Shareholders—Federal Income Taxation of Taxable Domestic Shareholders—Disposition of Common and Preferred Shares”.

Non-U.S. Shareholders

Unless our common shares or Series D Preferred Shares constitute a USRPI, a sale of such shares by a non-U.S. shareholder generally will not be subject to U.S. taxation under FIRPTA. The shares will not constitute a USRPI if we are a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT less than 50% in value of the shares of which is held directly or indirectly by non-U.S. shareholders at all times during a prescribed testing period. We believe that we are, and we expect to continue to be, a domestically-controlled REIT and, therefore, the sale of our common shares or Series D Preferred Shares by non-U.S. shareholders is not expected to be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we are or will be a domestically-controlled REIT.

In the event that we do not constitute a domestically-controlled REIT, a non-U.S. shareholder’s sale of common shares or Series D Preferred Shares nonetheless will not constitute a USRPI and accordingly would not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the shares are of a class that are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, and (2) the selling non-U.S. shareholder held 5% or less of such class of shares at all times during a prescribed testing period. In addition, if (1) our Series D Preferred Shares are not “regularly traded” on an established securities market, (2) our common shares are “regularly traded” on an established securities market, and (3) the applicable non-U.S. shareholder has not, at the time it acquires the Series D Preferred Shares, and at certain other times described in the applicable Treasury Regulations, directly or indirectly held Series D Preferred Shares (and in certain cases other direct or indirect interests in our shares) that had a fair market value in excess of 5% of the fair market value of all of our outstanding common shares, then such non-U.S. shareholder’s sale of our Series D Preferred Shares generally would not be a USRPI and accordingly would not be subject to tax under FIRPTA as a sale of a USRPI. We believe that our common shares are, and expect them to continue to be, “regularly traded” on an established securities market.

If gain on the sale of our common shares or Series D Preferred Shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain (see “Certain Federal Income Tax Considerations — Federal Income Taxation of Shareholders — Federal Income Taxation of Taxable Domestic Shareholders — Disposition of Common and Preferred Shares” in the accompanying prospectus), subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could, unless the shares are of a class that are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, be required to withhold 10% of the purchase price and remit such amount to the IRS. Gain from the sale of our common shares or Series D Preferred Shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (1) if the gain is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder and, where a treaty applies, such trade or business is conducted through a permanent establishment in the U.S., then the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that the non-U.S. shareholder may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) if it is a foreign corporation, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to tax on the individual’s capital gain at a 30% rate (or lower tax treaty rate, if applicable).

Taxation of Conversion of Series D Preferred Shares into Common Shares

U.S. Shareholders

Conversion of Series D Preferred Shares into Common Shares

Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series D Preferred Shares into our common shares. Except as provided below, a U.S. shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted Series D Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash).

Any cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the Series D Preferred Shares for more than one year.

If a U.S. shareholder exercises its right to convert Series D Preferred Shares into our common shares after a Dividend Record Date but before the Dividend Payment Date, then upon conversion, the U.S. shareholder generally will be required to pay to us in cash an amount equal to the portion of such dividend attributable to the current quarterly dividend period. See “Description of the Series D Preferred Shares — Conversion Rights.” In this case, the U.S. shareholder will be entitled to receive the dividend payment on the corresponding Dividend Payment Date. Although not entirely free from doubt, we may take the position that any cash payment a U.S. shareholder makes to us in connection with a conversion of Series D Preferred Shares should increase its basis in our common shares received upon conversion, rather than reduce the dividend (the latter being subject to any applicable backup withholding of federal income tax). You should consult your own tax advisor with respect to the treatment of such cash payment, the subsequent receipt of such dividend payment, and your basis and holding period in the common shares acquired in the conversion.

If a U.S. shareholder converts Series D Preferred Shares into our common shares in connection with a fundamental change, the U.S. shareholder may receive cash in an amount equal to all unpaid accrued and accumulated dividends on such converted Series D Preferred Shares. See “Description of the Series D Preferred Shares — Special Rights Upon a Fundamental Change.” The U.S. shareholder may recognize gain or dividend income upon the receipt of such cash.

Adjustment of Conversion Price

The conversion rate of our Series D Preferred Shares is subject to adjustment under specific circumstances. In certain circumstances, U.S. shareholders who hold our Series D Preferred Shares may be deemed to have received a distribution of our shares if and to the extent that the conversion rate is adjusted, resulting in dividend income to the extent not in excess of our current and accumulated earnings and profits. In addition, the failure to provide for such an adjustment may also result in a deemed distribution. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Series D Preferred Shares generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments (including, without limitation, adjustments in respect of cash dividends on our common shares) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a holder of Series D Preferred Shares will be deemed to have received constructive distributions from us, even though such shareholder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described in “Certain Federal Income Tax Considerations — Federal Income Taxation of Shareholders — Federal Income Taxation of Taxable Domestic Shareholders” in the accompanying prospectus.

Non-U.S. Shareholders

Conversion of Series D Preferred Shares into Common Shares

Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series D Preferred Shares into our common shares, provided our Series D Preferred Shares do not constitute a USRPI. Even if our Series D Preferred Shares do constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our Series D Preferred Shares into our common shares, provided our common shares also constitute a USRPI and certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder’s basis and holding period in the common shares received upon a tax-free conversion will be the same as those of the converted Series D Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash).

Cash received upon a conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be taxed as described above under “— Taxation of Sale or Exchange of Series D Preferred Shares — Non-U.S. Shareholders.”

If a non-U.S. shareholder exercises its right to convert Series D Preferred Shares into our common shares after a Dividend Record Date but before the Dividend Payment Date, then upon conversion, the non-U.S. shareholder generally will be required to pay to us in cash an amount equal to the portion of such dividend attributable to the current quarterly dividend period. See “Description of the Series D Preferred Shares — Conversion Rights.” In this case, the non-U.S. shareholder will be entitled to receive the dividend payment on the corresponding Dividend Payment Date. Although not entirely free from doubt, we may take the position that any cash payment a non-U.S. shareholder makes to us in connection with a conversion of Series D Preferred Shares should increase its basis in our common shares received upon a conversion, rather than reduce the dividend (the latter being subject to any applicable withholding of U.S. federal income tax). You should consult your own tax advisor with respect to the treatment of such cash payment, the subsequent receipt of such dividend payment, and your basis and holding period in the shares acquired in the conversion.

If a non-U.S. shareholder converts Series D Preferred Shares into our common shares in connection with a fundamental change, the non-U.S. shareholder may receive cash in an amount equal to all unpaid accrued and accumulated dividends on such converted Series D Preferred Shares. See “Description of the Series D Preferred Shares — Special Rights Upon a Fundamental Change.” The non-U.S. shareholder may recognize gain or dividend income upon the receipt of such cash, and we may withhold U.S. federal income tax with respect to such gain or dividend income.

Adjustment of Conversion Price

As described above under “— U.S. Shareholders — Adjustment of Conversion Price,” adjustments in the conversion price (or failures to adjust the conversion price) could result in deemed distributions to the non-U.S. shareholder, resulting in dividend income to the extent not in excess of our current and accumulated earnings and profits. It is possible that any withholding tax on such a deemed distribution could be withheld from cash dividends, our common shares, or sale proceeds subsequently paid or credited to you.

Taxation of Cash Redemption of Series D Preferred Shares

U.S. Shareholders

For a discussion of the tax consequences of a cash redemption of our Series D Preferred Shares, see “Certain Federal Income Tax Considerations—Federal Income Taxation of Shareholders—Federal Income Taxation of Taxable Domestic Shareholders—Disposition of Common and Preferred Shares” in the accompanying prospectus.

Non-U.S. Shareholders

The U.S. federal income tax treatment of a cash redemption of Series D Preferred Shares from a non-U.S. shareholder can only be determined on the basis of the facts and circumstances at the time of the redemption. As discussed under the heading “Certain Federal Income Tax Considerations — Federal Income Taxation of Shareholders — Federal Income Taxation of Taxable Domestic Shareholders — Disposition of Common and Preferred Shares” in the accompanying prospectus, a cash redemption may be treated as a distribution taxable as a dividend or as a taxable sale or exchange, depending on the facts and circumstances at the time of the redemption. If the cash redemption is treated as a distribution taxable as a dividend, the U.S. federal income tax treatment to the non-U.S. shareholder will be the same as described in “Certain Federal Income Considerations — Federal Income Taxation of Shareholders — Federal Income Taxation of Non-U.S. Shareholders” in the accompanying prospectus. If the cash redemption is treated as a taxable sale or exchange, the U.S. federal income tax treatment to a non-U.S. shareholder will be the same as described in “— Taxation of Sale or Exchange of Series D Preferred Shares — Non-U.S. Shareholders” above.

In the case of a cash redemption of Series D Preferred Shares from a non-U.S. shareholder, we reserve the right to treat the redemption proceeds as though they are dividends (to the extent of our current and accumulated earnings and profits) subject to withholding at a 30% rate or lower applicable treaty rate. The non-U.S. shareholder will receive a credit for the amount withheld against such shareholder’s U.S. federal income tax liability, if any, and may be able to obtain a refund of all or a portion of the withheld amount by filing a claim for refund with the IRS (generally on a U.S. federal income tax return).

Other Federal Income Tax Considerations

Taxation of the Company

In connection with the offering of the Series D Preferred Shares, we have received an opinion from Honigman Miller Schwartz and Cohn LLP, our tax counsel, to the effect that since the commencement of our taxable year which began January 1, 2002, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Honigman Miller Schwartz and Cohn LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our assets and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Honigman Miller Schwartz and Cohn LLP or by us that we will so qualify for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Honigman Miller Schwartz and Cohn LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge, or a court will not rule contrary to, the conclusions set forth in such opinions.

Recent Legislation

On March 18, 2010, the President signed into law the Hiring Incentives to Restore Employment Act of 2010, or the HIRE Act. The HIRE Act imposes a U.S. withholding tax at a 30% rate on dividends and gross proceeds of sale in respect of our Series D Preferred Shares received by domestic shareholders who own their shares through foreign accounts or foreign intermediaries and by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012. Prospective non-U.S. shareholders are encouraged to consult their tax advisors regarding the possible implications of this new legislation on their investment in our Series D Preferred Shares.

On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain domestic shareholders who are individuals, estates or trusts to pay a 3.8% Medicare tax with respect to, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This tax will apply for taxable years beginning after December 31, 2012. Prospective shareholders should consult their tax advisors regarding the effect, if any, of the Reconciliation Act on their acquisition, ownership, conversion and disposition of our Series D Preferred Shares.

On December 17, 2010, the President signed the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act, or the 2010 Tax Relief Act. The 2010 Tax Relief Act continues the 15% maximum tax rate for long-term capital gains and qualified dividend income, and continues the maximum 35% tax rate on ordinary income applicable to individuals, for taxable years through December 31, 2012. For taxable years beginning after December 31, 2012, the capital gains tax rate is scheduled to increase to 20%, the rate of tax applicable to ordinary income of individuals is scheduled to increase to a maximum of 39.6%, and the rate applicable to dividends is scheduled to increase to the tax rate then applicable to ordinary income. In addition, the backup withholding rate remains at 28% through December 31, 2012. As noted in the accompanying prospectus, because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends will generally not be eligible for the 15% tax rate on qualified dividends. As a result, our ordinary REIT dividends will continue to generally be taxed at the higher tax rates applicable to ordinary income.

Taxable Stock Dividends

Although we have always paid and intend to continue to pay dividends solely in cash, we may distribute taxable dividends on our common shares that are payable in cash and common shares of beneficial interest at the election of each shareholder. Under IRS Revenue Procedure 2010-12, up to 90% of any such taxable dividend for 2011 could be payable in our common shares (including dividends paid after the close of the year to which they relate). Taxable U.S. shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. shareholder sells the shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares, and we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy any withholding tax imposed. In addition, if a significant number of our shareholders determine to sell shares in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our shares.

Moreover, because Revenue Procedure 2010-12 applies only to taxable dividends payable in cash or shares for 2010 and 2011, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and shares for later years.

For a discussion of the additional material federal income tax consequences relating to the acquisition, holding, conversion, and disposition of our Series D Preferred Shares and our common shares, and of our election to be taxed as a REIT, please see the description in the accompanying prospectus under the heading “Certain Federal Income Tax Considerations.”

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, have severally agreed to purchase from us the following respective number of Series D Preferred Shares at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Number
Underwriters	of Shares

Deutsche Bank Securities Inc.	210,040
J.P. Morgan Securities LLC	90,000
KeyBanc Capital Markets Inc.	40,000
Stifel, Nicolaus & Company, Incorporated	20,000
Comerica Securities, Inc.	13,320
PNC Capital Markets LLC	13,320
RBS Securities Inc.	13,320

Total	400,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the Series D Preferred Shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Series D Preferred Shares offered by this prospectus if any of these shares are purchased.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the Series D Preferred Shares to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $.90 per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $0 per share to other dealers. After the initial offering of the Series D Preferred Shares, the representatives of the underwriters may change the public offering price and other selling terms.

The Series D Preferred Shares are listed on the NYSE under the symbol “RPT PrD”. We will apply to list the Series D Preferred Shares offered hereby on the NYSE under the existing symbol “RPT PrD” covering the outstanding Series D Preferred Shares. No assurance can be given as to the liquidity of the trading market for the Series D Preferred Shares.

The underwriting discounts and commissions per share are equal to the public offering price per Series D Preferred Share less the amount paid by the underwriters to us per Series D

Preferred Share. The underwriting discounts and commissions are 3.0% of the public offering price. We have agreed to pay the underwriters the following discounts and commissions:

	Fee per share	Total Fees

Discounts and commissions paid by us	$1.50	$600,000

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $50,000. The underwriters have agreed to reimburse us for certain of our expenses in connection with this offering.

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

We, our trustees and executive officers have entered into a lock-up agreement with the underwriters prior to the commencement of this offering pursuant to which we and each of these persons for a period of 33 days after the date of this prospectus supplement, may not, subject to limited exceptions, without the prior written consent of Deutsche Bank Securities Inc. (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our common shares, Series D Preferred Shares or any securities convertible into or exercisable or exchangeable for our common shares or Series D Preferred Shares (including without limitation, common shares or Series D Preferred Shares which may be deemed to be beneficially owned by the lock-up signatory in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares or Series D Preferred Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares, Series D Preferred Shares or such other securities, in cash or otherwise). Notwithstanding the foregoing, if (i) during the last 17 days of the 33-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 33-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 33-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

In connection with the offering, the underwriters may purchase and sell our Series D Preferred Shares in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our Series D Preferred Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our Series D Preferred Shares. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Series D Preferred Shares. As a result, the price of our Series D Preferred Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

A prospectus in electronic format is being made available on Internet web sites maintained by one or more of the lead underwriters of this offering and may be made available on web sites maintained by other underwriters. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. The underwriters and their affiliates may provide similar services in the future. Affiliates of certain of the underwriters are lenders and/or agents under our secured revolving credit facility and secured term loan facility. On March 18, 2010, we closed a $31.3 million CMBS loan with an affiliate of J.P. Morgan Securities LLC. This loan is secured by our West Oaks II shopping center in Novi, Michigan and our Spring Meadows Place center in Holland, Ohio. The $31.3 million financing has a ten year term with a fixed interest rate of 6.5%. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Notice To Prospective Investors In European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), other than Germany, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice To Prospective Investors In Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (FINMA) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (CISA), and accordingly the shares being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (CISO), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice To Prospective Investors In The Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

Certain matters of Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain tax matters related to our qualification as a REIT will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan. Skadden, Arps,

Slate, Meagher & Flom LLP, New York, New York, is representing the underwriters with respect to this offering.

EXPERTS

The consolidated financial statements and schedules of Ramco-Gershenson Properties Trust as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of Grant Thornton, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$300,000,000

RAMCO-GERSHENSON PROPERTIES TRUST
DEBT SECURITIES
PREFERRED SHARES
COMMON SHARES
WARRANTS
RIGHTS

Ramco-Gershenson Properties Trust may offer, issue and sell from time to time our debt securities, which may be in one or more class or series and may be senior debt securities or subordinated debt securities; our preferred shares, which we may issue in one or more class or series; our common shares; warrants to purchase our preferred shares or common shares; rights to purchase our common shares; and any combination of these securities. The securities will have an aggregate initial offering price of up to $300,000,000. We may sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in separate classes or series and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The securities may be offered through one or more underwriters, dealers and agents or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our common shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “RPT.” On February 6, 2009, the closing sale price of our common shares as reported on the NYSE was $4.82 per share.

Our principal executive offices are located at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334, and our telephone number is (248) 350-9900.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 9, 2009

About this Prospectus	3
Where You Can Find More Information	3
Incorporation of Information We File With the SEC	3
Special Note Regarding Forward-Looking Statements	4
Who We Are	5
Risk Factors	6
Use of Proceeds	6
Ratios of Earnings to Fixed Charges and Preferred Share Dividends	7
The Securities We May Offer	7
Description of Debt Securities	8
Description of Common Shares	11
Description of Preferred Shares	15
Description of Warrants	20
Description of Rights	21
Certain Provisions of Maryland Law and Our Declaration of Trust and Amended and Restated Bylaws	21
Certain Federal Income Tax Considerations	25
Legal Matters	46
Experts	46
Disclosure of SEC Position on Indemnification for Securities Act Liabilities	46

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings, up to a maximum aggregate offering price of $300,000,000.

This prospectus provides you with a general description of the securities offered by us, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

This prospectus and any applicable prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by such documents in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation of an offer in such jurisdiction.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

In this prospectus and any prospectus supplement hereto, unless the context suggests otherwise, references to the “Company,” “we,” “RPT,” “us,” “our Company,” and “our” mean Ramco-Gershenson Properties Trust.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our SEC filings also are available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included, or incorporated by reference, copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus documents that we file with the SEC. This permits us to disclose important information to you by referring you to those filed documents. Any information incorporated by reference this way is considered to be a part of this prospectus, and information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference into this prospectus the documents listed below, which we have already filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	the following sections from our Proxy Statement on Form DEFR14A for our 2008 annual meeting of shareholders held on June 11, 2008: “Trustees and Executive Officers”, “The Board of Trustees”, “Committees of the Board”, “Trustee Compensation”, “Corporate Governance”, “Compensation Discussion and Analysis”, “Compensation Committee Report”, “Report of the Audit Committee”, and “Section 16(a) Beneficial Ownership Reporting Compliance”;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008;

•	our Current Reports on Form 8-K filed on February 21, 2008, April 30, 2008, July 30, 2008, October 8, 2008, October 22, 2008, October 23, 2008, December 3, 2008 and January 13, 2009; and

•	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on November 1, 1988 (which incorporates by reference pages 101-119 of our prospectus/proxy statement filed with the SEC on November 1, 1988), as updated by the description of our common shares contained in our definitive proxy statement on Schedule 14A for our special meeting of shareholders held on December 18, 1997.

Whenever, after the date of this prospectus, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be incorporated by reference and deemed to be a part of this prospectus from the time they are filed (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests for documents should be directed to Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 (telephone number (248) 350-9900).

You should rely only on the information contained or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Statements that do not relate strictly to historical or current facts are forward-looking and are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “trend,” “opportunity,” “pipeline,” “comfortable,” “current,” “position,” “assume,” “outlook,” “remain,” “maintain,” “sustain,” “achieve,” “would” or other similar words or expressions. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

Forward-looking statements speak only as of the date they are made, and we assume no duty to and do not undertake to update forward-looking statements. Our future events, financial condition, business or other results may differ materially from those anticipated and discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, changes in political, economic or market conditions generally and the real estate and capital markets specifically; availability of capital; tenant bankruptcies; concentration of our credit risk; REIT distribution requirements; inability to successfully identify or complete suitable acquisitions and new developments; inability of our redevelopment projects to yield anticipated returns; competition for both the acquisition and development of real estate properties and the leasing operations; existing exclusivity lease provisions; lack of complete control and conflicts of interests in our joint ventures; potential bankruptcy of our joint venture partners; rising operating expenses; illiquidity of our real estate investments; potential losses that are not covered by insurance; our debt obligations; our financial covenants may restrict our operating or acquisition activities; mortgage debt obligations; a failure to qualify as a REIT; potential tax obligations; legislative or other actions affecting REITs; environmental laws and obligations; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries and us; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues as well as other risks listed from time to time in the Company’s other reports and statements filed with the SEC.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and any prospectus supplement hereto and in reports of the Company filed with the SEC. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus, or, if applicable, the date of a document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced to in this section. Although we believe that the expectations reflected in the forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or the occurrence of unanticipated events except as required by applicable law.

WHO WE ARE

Ramco-Gershenson Properties Trust is a fully integrated, self-administered, publicly-traded Maryland real estate investment trust organized on October 2, 1997. The terms “Company,” “we,” “our” or “us” refer to Ramco-Gershenson Properties Trust, the Operating Partnership (defined below) and/or its subsidiaries, as the context may require. Our principal office is located at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. Our predecessor, RPS Realty Trust, a Massachusetts business trust, was formed on June 21, 1988 to be a diversified growth-oriented REIT. In May 1996, RPS Realty Trust acquired the Ramco-Gershenson interests through a reverse merger, including substantially all of the shopping centers and retail properties as well as the management company and business operations of Ramco-Gershenson, Inc. and certain of its affiliates. The resulting trust changed its name to Ramco-Gershenson Properties Trust and Ramco-Gershenson, Inc.’s officers assumed management responsibility. The trust also changed its operations from a mortgage real estate investment trust (“REIT”) to an equity REIT and contributed certain mortgage loans and real estate properties to Atlantic Realty Trust, an independent, newly formed liquidating REIT. In 1997, with approval from our shareholders, we changed our state of organization by terminating the Massachusetts trust and merging into a newly formed Maryland real estate investment trust.

We conduct substantially all of our business, and hold substantially all of our interests in our properties, through our operating partnership, Ramco-Gershenson Properties, L.P. (the “Operating Partnership”). The Operating Partnership, either directly or indirectly through partnerships or limited liability companies, holds fee title to all owned properties. We have the exclusive power to manage and conduct the business of the Operating Partnership. As of September 30, 2008, we owned approximately 86.4% of the interests in the Operating Partnership.

We are a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and are therefore required to satisfy various provisions under the Code and related Treasury regulations. We are generally required to distribute annually at least 90% of our “REIT taxable income” (as defined in the Code), excluding any net capital gain, to our shareholders. Additionally, at the end of each fiscal quarter, at least 75% of the value of our total assets must consist of real estate assets (including interests in mortgages on real property and interests in other REITs) as well as cash, cash equivalents and government securities. We are also subject to limits on the amount of certain types of securities we can hold. Furthermore, at least 75% of our gross income for the tax year must be derived from certain sources, which include “rents from real property” and interest on loans secured by mortgages on real property. An additional 20% of our gross income must be derived from these same sources or from dividends and interest from any source, gains from the sale or other disposition of stock or securities or any combination of the foregoing.

Certain of our operations, including property management and asset management, are conducted through taxable REIT subsidiaries (each, a “TRS”). A TRS is a C corporation that has not elected REIT status and, as such, is subject to federal corporate income tax. We use the TRS format to facilitate our ability to provide certain services and conduct certain activities that are not generally considered as qualifying REIT activities. Our executive offices are located at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 (telephone number (248) 350-9900).

RISK FACTORS

Before you invest in any of our securities, in addition to the other information included or incorporated by reference into this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition, results of operations and prospects. For more information, see the sections entitled, “Where You Can Find More Information” and “Incorporation of Information We File With the SEC” in this prospectus.

Recent disruptions in the financial markets could affect our ability to obtain financing for development or redevelopment of our properties and other purposes on reasonable terms and have other adverse effects on us and the market price of our common shares.

The United States financial and credit markets have recently experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many financial instruments to fluctuate substantially and the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in some cases have resulted in the unavailability of financing.

Continued uncertainty in the stock and credit markets may negatively impact our ability to access additional financing for development and redevelopment of our properties and other purposes at reasonable terms, which may negatively affect our business. It may also be more difficult or costly for us to raise capital through the issuance of our common shares or preferred shares. The disruptions in the financial markets may have a material adverse effect on the market value of our common shares and other adverse effects on us and our business. In addition, there can be no assurance that the actions of the U.S. government, U.S. Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve the intended effects or that such actions will not result in adverse market developments.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, which may include repaying debt, financing capital commitments, and financing future acquisitions, redevelopment and development activities. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARES DIVIDENDS

Ratio of Earnings to Combined Fixed Charges

The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

Years Ended December 31,
2007	2006	2005	2004	2003

1.31	1.36	1.45	1.43	1.37

Nine Months Ended,
September 30, 2008
1.40

For purposes of computing the ratio of earnings to combined fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest and preferred share dividends) to income adjusted to remove minority interest in unconsolidated entities and income or loss from equity investees. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of deferred financing costs (including amounts capitalized) paid or accrued for the respective period.

The ratios are based solely on historical financial information, and no pro forma adjustment has been made thereto.

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends

The following table sets forth the historical ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated:

Years Ended December 31,
2007	2006	2005	2004	2003

1.22	1.19	1.26	1.26	1.27

Nine Months Ended,
September 30, 2008
1.40

For purposes of computing the ratio of earnings to combined fixed charges and preferred share dividends, earnings have been calculated by adding fixed charges (excluding capitalized interest and preferred share dividends) to income adjusted to remove minority interest in unconsolidated entities and income or loss from equity investees. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, amortization of deferred financing costs (including amounts capitalized) and preferred dividends paid or accrued for the respective period.

The ratios are based solely on historical financial information, and no pro forma adjustment has been made thereto.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings, common shares of beneficial interest, preferred shares of beneficial interest, and/or warrants in a dollar amount that does not exceed $300,000,000. This prospectus contains only a summary of the securities we may offer. The specific terms of any securities actually offered for sale, together with the terms of that offering, the initial price and the net proceeds to us from the sale of such securities, will be set forth in an accompanying prospectus supplement. That prospectus supplement also will contain information, if applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The following description of our common shares and preferred shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common shares and preferred shares that we may offer under this prospectus. For the complete terms of our common shares and preferred shares, please refer to our Articles of Amendment and Restatement of Declaration of Trust (the “Declaration of Trust”), as supplemented by the articles supplementary for each series of preferred shares, that are incorporated by reference into the registration statement which includes this prospectus. Maryland law will also affect the terms of these securities and the rights of holders thereof. While the terms we have summarized below will apply generally to any future common shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of any common shares or preferred shares we offer may differ from the terms we describe below.

Our authorized shares consist of an aggregate 55,000,000 shares of beneficial interest, par value $0.01 per share, consisting of 45,000,000 common shares and 10,000,000 preferred shares which may be issued in one or more classes or series, each with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law and as our board of trustees may determine by resolution. As of December 31, 2008, we had issued and outstanding 18,583,362 common shares and no preferred shares.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations or our subordinated obligations. We use the term “senior debt securities” to refer to the unsecured and unsubordinated obligations. We use the term “subordinated debt securities” to refer to the subordinated obligations. The subordinated debt securities of any class or series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more classes or series.

Our senior debt securities may be issued from time to time under a senior debt securities indenture with a trustee to be named in the senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture with a trustee to be named in the subordinated debt securities indenture, which will describe the specific terms of the debt class or series. We use the term “indenture” to refer to the senior debt securities indenture or the subordinated debt securities indenture. We use the term “trustee” to refer to the trustee named in the senior debt securities indenture or the subordinated debt securities indenture.

Some of our operations are conducted through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be (i) subject to statutory or contractual restrictions, (ii) contingent upon the earnings of our subsidiaries, and (iii) subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness held by a subsidiary that is senior to indebtedness held by us.

The following summary of selected provisions that will be included in indentures and in the debt securities is not complete. Before making an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture, which will be filed with the SEC in connection with the offering of the specific debt securities.

General

We can issue debt securities of any class or series with terms different from the terms of debt securities of any other class or series and the terms of particular debt securities within any class or series may differ from each other, all without the consent of the holders of previously issued classes or series of debt securities. The debt securities of each class or series will be our direct, unsecured obligations.

The applicable prospectus supplement relating to the class or series of debt securities will describe the specific terms of each class or series of debt securities being offered, including, where applicable, the following:

•	the title;

•	the aggregate principal amount and whether there is any limit on the aggregate principal amount that we may subsequently issue;

•	whether the debt securities will be senior, senior subordinated, subordinated or junior subordinated;

•	the name of the trustee and its corporate trust office;

•	any limit on the amount of debt securities that may be issued;

•	any subordination provisions;

•	any provisions regarding the conversion or exchange of such debt securities with or into other securities;

•	any default provisions and events of default applicable to such debt securities;

•	any covenants applicable to such debt securities;

•	whether such debt securities are issued in certificated or book-entry form, and the identity of the depositary for those issued in book-entry form;

•	whether such debt securities are to be issuable in registered or bearer form, or both, and any restrictions applicable to the exchange of one form or another and to the offer, sale and delivery of such debt securities in either form;

•	whether such debt securities may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary and the circumstances under which beneficial owners of interests may exchange such interests for debt securities of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

•	any other terms required to establish a class or series of bearer securities;

•	the price(s) at which such debt securities class or series will be issued;

•	the person to whom any interest will be payable on any debt securities, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

•	any provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or maintenance of reserves;

•	the date or dates on which the principal of and premium, if any, is payable or the method(s), if any, used to determine those dates;

•	the rate(s) at which such debt securities will bear interest or the method(s), if any, used to calculate the rate(s);

•	the date(s), if any, from which any interest will accrue, or the method(s), if any, used to determine the dates on which interest will accrue and date(s) on which interest will be payable;

•	any redemption or early repayment provisions applicable to such debt securities;

•	the stated maturities of installments of interest, if any, on which any interest on such debt securities will be payable and the regular record dates for any interest payable on any debt securities which are registered securities;

•	the places where and the manner in which the principal of and premium and/or interest, if any, will be payable and the places where the debt securities may be presented for transfer;

•	our obligation or right, if any, to redeem, purchase or repay such debt securities of the class or series pursuant to any sinking fund amortization or analogous provisions or at the option of a holder of such debt securities and other related provisions;

•	the denominations in which any registered securities are to be issuable;

•	the currency, currencies or currency units, including composite currencies, in which the purchase price for, the principal of and any premium and interest, if any, on such debt securities will be payable;

•	the time period within which the manner in which and the terms and conditions upon which the purchaser of any of such debt securities can select the payment currency;

•	if the amount of payments of principal, premium, if any, and interest, if any, on such debt securities is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which such debt securities are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the class or series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•	if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the classes or series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances, procedures and terms under which we will make these payments;

•	any terms applicable to debt securities of any class or series issued at an issue price below their stated principal amount;

•	whether such debt securities are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such class or series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

•	any provisions relating to covenant defeasance and legal defeasance;

•	any provisions relating to the satisfaction and discharge of the applicable indenture;

•	any special applicable United States federal income tax considerations;

•	any provisions relating to the modification of the applicable indenture both with and without the consent of the holders of the debt securities of the class or series issued under such indenture; and

•	any other material terms not inconsistent with the provisions of the applicable indenture.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities. United States federal income tax consequences and special considerations, if any, applicable to any such class or series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee maintained in the City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a class or series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a class or series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF COMMON SHARES

This section describes the general terms and provisions of our common shares of beneficial interest, par value $.01 per share. This summary is not complete. We have incorporated by reference our Declaration of Trust and our amended and restated bylaws (our “Bylaws”) as exhibits to the registration statement of which this prospectus is a part. We have also incorporated by reference in this prospectus a description of our common shares which is contained in other documents we have filed with the SEC. You should read these other documents before you acquire any common shares.

Common Shares

All common shares offered by any applicable prospectus supplement will be duly authorized, fully paid and nonassessable. All rights that accompany the ownership of our common shares are subject to the preferential rights of any other class or series of our shares and to the provisions of our Declaration of Trust regarding restrictions on transfer of our shares.

General

As of December 31, 2008 our authorized capital included 45,000,000 common shares, of which 18,583,362 shares were issued and outstanding. All common shares offered pursuant to any prospectus supplement will, when issued, be duly authorized, fully paid and non-assessable. This means that the full price for our common shares will be paid at issuance and that you, as a purchaser of such common shares will not be later required to pay us any additional monies for such common shares.

Dividends

Subject to the preferential rights of any shares or class or series of beneficial interest that we may issue in the future, and to the provisions of the Declaration of Trust regarding the restriction on transfer of common shares, holders of common shares are entitled to receive dividends on such shares out of our funds that we can legally use to pay dividends, when and if such dividends are declared by our board of trustees.

Voting Rights

Subject to the provisions of our Declaration of Trust regarding restrictions on the transfer and ownership of shares of beneficial interest, the holders of common shares have the exclusive power to vote on all matters presented to our shareholders unless the terms of any outstanding preferred shares gives the holders of preferred shares the right to vote on certain matters or generally. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of our trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election, and the votes held by the holders of the remaining common shares, if any, will not be sufficient to elect any trustee.

Other Rights

Subject to the provisions of our Declaration of Trust regarding restrictions on the transfer and ownership of shares of beneficial interest, each common share has equal distribution, liquidation and other rights, and has no preference, conversion, sinking fund, redemption or preemptive rights.

Pursuant to our Declaration of Trust and Maryland law, any merger, consolidation or sale of all or substantially all of our assets or dissolution requires the affirmative vote of at least two-thirds of all the votes entitled to be cast by our shareholders on the matter. Any amendment to our Declaration of Trust, other than an amendment of any of the sections of our Declaration of Trust which provide that the matters described in the foregoing sentence must be approved by a two-thirds vote, requires the affirmative vote of at least a majority of all the votes entitled to be cast by our shareholders on the matter. Subject to any rights of holders of one or more classes or series of our preferred shares to elect one or more trustees, at a meeting of our shareholders, the affirmative vote of at least two-thirds of our shareholders entitled to vote in the election of trustees is required in order to remove a trustee. Our Declaration of Trust authorizes our board of trustees to increase or decrease the aggregate number of our authorized shares of beneficial interest and the number of shares of any class or series of beneficial interest.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is the American Stock Transfer & Trust Company.

Power To Reclassify Our Shares

Our Declaration of Trust authorizes our board of trustees to classify and reclassify any of our unissued common shares and preferred shares into other classes or series of shares. Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our Declaration of Trust to set, subject to the restrictions on transfer of shares contained in our Declaration of Trust, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of trustees could authorize the issuance of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.

Power To Increase Our Authorized Capital and to Issue Additional Common Shares And Preferred Shares

Our Declaration of Trust authorizes our board of trustees, without the approval of our shareholders, to amend our Declaration of Trust from time to time to increase or decrease the aggregate number of common shares and/or preferred shares or the number of shares of any class or series that we have authority to issue.

We believe that the power to increase our authorized capital, to issue additional common shares or preferred shares and to classify or reclassify unissued common or preferred shares and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The description of the limitations on the liability of shareholders of ours set forth under “Description of Preferred Shares” is applicable to holders of common shares.

Restrictions On Ownership And Transfer

In order for us to qualify as a REIT, we must not be “closely held” as determined under Section 856(h) of the Code. We will not be considered “closely held” if no more than 50% in value of our outstanding shares is actually or constructively owned by five or fewer individuals (as determined by applying certain attribution rules under the Code) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, in order for us to qualify as a REIT, we must satisfy two gross income tests that require us to derive a certain percentage of our income from certain qualifying sources, including rents from real property. If we, or an owner of 10% or more of our shares, actually or constructively owns 10% or more of one of our tenants (or a tenant of any partnership in which we are a partner), the rent we receive (either directly or through any such partnership) from such tenant (referred to in this section as a “Related Party Tenant”) will not be treated as qualifying rent for purposes of the REIT gross income tests. Moreover, in order for us to qualify as a REIT, at least 100 persons must beneficially own our shares during 335 or more days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which we elected to be treated as a REIT).

In order to assist us in preserving our REIT status, our Declaration of Trust prohibits:

•	any person from actually or constructively owning our shares that would cause us to be “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, including by reason of receiving rents from tenants that are “Related Party Tenants” in an amount that would cause us to fail to satisfy one or both of the REIT gross income tests, and

•	any person from transferring our shares if the transfer would cause our shares to be owned by fewer than 100 persons.

In addition, to assist us in avoiding a transfer of shares that would cause us to become “closely held” or the receipt of rent from a Related Party Tenant, our Declaration of Trust, as amended, subject to customary exceptions, provides that no holder may actually or constructively own more than the “ownership limit” as determined by applying certain attribution rules under the Code. The “ownership limit” means:

•	with respect to our common shares, 9.8%, in value or number of shares, whichever is more restrictive, of our outstanding common shares, and

•	with respect to any class or series of our preferred shares, 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of the applicable class or series of our preferred shares.

The attribution rules under the Code are complex and may cause common shares actually or constructively owned by a group of related individuals and/or entities to be treated as being constructively owned by one individual or entity. As a result, the acquisition by an individual or entity of less than 9.8% of our common shares (or the acquisition by an individual or entity of an interest in an entity that actually or constructively owns our common shares) could cause such individual or entity, or another individual or entity, to constructively own in excess of 9.8% of our outstanding common shares and, thus, subject those common shares to the ownership limit.

Our board of trustees may, in its sole discretion and upon the vote of 75% of its members, grant an exemption from the ownership limit with respect to a person (or more than one person) who would not be treated as an “individual” for purposes of the Code if such person submits to the board information satisfactory to the board, in its reasonable discretion, demonstrating that:

•	such person is not an “individual” for purposes of the Code,

•	such person’s share ownership will not cause a person who is an “individual” to be treated as owning common shares in excess of the ownership limit, applying the attribution rules under the Code, and

•	such person’s share ownership will not otherwise jeopardize our REIT status.

As a condition of a waiver, our board of trustees may, in its reasonable discretion, require undertakings or representations from such person to ensure that the conditions described above are satisfied and will continue to be satisfied for as long as such person owns shares in excess of the ownership limit.

Under some circumstances, our board of trustees may, in its sole discretion and upon the vote of 75% of its members, grant an exemption for individuals to acquire preferred shares in excess of the ownership limit.

Our board of trustees also has the authority to increase the ownership limit from time to time, but it does not have the authority to do so to the extent that, after giving effect to an increase, five beneficial owners of our common shares could beneficially own in the aggregate more than 49.5% of our outstanding common shares.

Any person who acquires, or attempts or intends to acquire, actual or constructive ownership of our shares that violates or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice to us immediately and provide us with any information that we may request in order to determine the effect of the transfer on our REIT status.

If any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or the other restrictions in our Declaration of Trust, then the purported transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the ownership limit and the purported transferee will acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any shares in excess of the ownership limit will cease to own any right or interest) in those excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. This automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our Declaration of Trust) prior to the date of the violating transfer.

Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who will be designated by us and will be unaffiliated to us and the purported transferee or owner) will be required to sell the excess shares to a person or entity who could own those shares without violating the ownership limit and distribute to the purported transferee an amount equal to the lesser of the price paid by the purported transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the purported owner an amount equal to the lesser of the fair market value of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the purported transferee or owner, as applicable, will be distributed to the beneficiary of the trust.

Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion and subject to applicable law) (1) to rescind as void any vote cast by a purported transferee prior to the discovery by us that its shares have been transferred to the trust and (2) to recast votes in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust. Any dividend or other distribution paid to the purported transferee or owner (prior to the discovery by us that its shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust.

If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit, then our Declaration of Trust provides that the transfer of the excess shares will be void.

In addition, our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the fair market value at the time of that devise or gift) and (2) the fair market value of such shares on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares of beneficial interest held in the trust. Upon the sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported owner.

All certificates evidencing our shares will bear a legend referring to the restrictions described above and a statement that we will furnish a copy of our Declaration of Trust to a shareholder on request and without charge.

All persons who own, either actually or constructively by application of the attribution rules under the Code, more than 5% (or other percentage between 1/2 of 1% and 5% as provided in applicable rules and regulations under the Code) of the lesser of the number or value of our outstanding shares must give a written notice to us by January 30 of each year. In addition, each shareholder will, upon demand, be required to disclose to us in writing information with respect to the direct, indirect and constructive ownership of our shares that our board of trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine our compliance with such provisions or requirements.

DESCRIPTION OF PREFERRED SHARES

The following description of the preferred shares, which may be offered pursuant to a prospectus supplement, sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The particular terms of the preferred shares being offered and the extent to which such general provisions may or may not apply will be described in a prospectus supplement relating to such preferred shares. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Declaration of Trust, as amended (including any articles supplementary setting forth the terms of the preferred shares), and our Bylaws.

Subject to limitations prescribed by Maryland law and our Declaration of Trust, as amended, our board of trustees is authorized to fix the number of shares constituting each class or series of preferred shares and to set or fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. The preferred shares will, when issued, be fully paid and nonassessable and will have no preemptive rights.

Pursuant to our Declaration of Trust, our board of trustees may authorize the issuance of up to 10,000,000 preferred shares of beneficial interest, par value $.01 per share, in one or more classes or series and may classify any unissued preferred shares and reclassify any previously classified but unissued preferred shares of any class or series. All previously issued and outstanding preferred shares have been reacquired by us and restored to the status of undesignated preferred shares.

The register and transfer agent for any preferred shares will be set forth in the applicable prospectus supplement.

Reference is made to the prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

•	the title and stated value of such preferred shares;

•	the number of such preferred shares being offered, the liquidation preference per share and the offering price of such preferred shares;

•	the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•	the date from which distributions on such preferred shares shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for such preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provisions for redemption, if applicable, of such preferred shares;

•	any listing of such preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

•	a discussion of United States federal income tax considerations applicable to such preferred shares;

•	the relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets of ours for distributions to holders of common or preferred shares remaining junior to the preferred shares as to distribution rights) and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of such preferred shares, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares will, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, rank (i) senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares with respect to our distribution rights and/or rights upon liquidation, dissolution or winding up of, as the case may be; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, as the case may be; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, as the case may be.

Distributions

Unless otherwise specified in the applicable prospectus supplement, holders of preferred shares will be entitled to receive, when, as and if authorized by our board of trustees, out of assets of ours legally available for payment, cash distributions at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of trustees.

Distributions on any class or series of the preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of trustees fails to authorize a distribution payable on a distribution payment date on any class or series of the preferred shares for which distributions are noncumulative, then the holders of such class or series of the preferred shares will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and we will have no obligation to pay the distribution accrued for such period, whether or not distributions on such class or series are authorized for payment on any future distribution payment date.

Unless otherwise specified in the applicable prospectus supplement, if any preferred shares of any class or series are outstanding, no full distributions will be authorized or paid or set apart for payment on the preferred shares of ours of any other class or series ranking, as to distributions, on a parity with or junior to the preferred shares of such class or series for any period unless (i) if such class or series of preferred shares has a cumulative distribution, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such class or series for all past distribution periods and the then current distribution period or (ii) if such class or series of preferred shares does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such class or series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred shares of any class or series and the shares of any other class or series of preferred shares ranking on a parity as to distributions with the preferred shares of such class or series, all distributions authorized upon the preferred shares of such class or series and any other class or series of preferred shares ranking on a parity as to distributions with such preferred shares shall be authorized pro rata so that the amount of distributions authorized per share on the preferred shares of such class or series and such other class or series of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the preferred shares of such class or series (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution) and such other class or series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on preferred shares of such class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, or in the applicable prospectus supplement, unless (i) if such class or series of preferred shares has a cumulative distribution, full cumulative distributions on the preferred shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (ii) if such class or series of preferred shares does not have a cumulative distribution, full distributions on the preferred shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no distributions (other than in common shares or other shares of beneficial interest ranking junior to the preferred shares of such class or series as to distributions and upon liquidation, dissolution or winding up of our affairs) shall be authorized or paid or set aside for payment or other distribution upon the common shares or any other shares of beneficial interest of us ranking junior to or on a parity with the preferred shares of such class or series as to distributions or upon liquidation, dissolution or winding up of our affairs, nor shall any common shares or any other shares of beneficial interest ranking junior to or on a parity with the preferred shares of such class or series as to distributions or upon liquidation, dissolution or winding up of our affairs be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by us (except by conversion into or exchange for other shares of beneficial interest ranking junior to the preferred shares of such class or series as to distributions and upon liquidation, dissolution or winding up of our affairs).

Any distribution payment made on a class or series of preferred shares shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of such class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares of any class or series will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a class or series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such preferred shares does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of the issuance of shares of beneficial interest, the terms of such preferred shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, but subject to the provisions of the applicable prospectus supplement, unless (i) if such class or series of preferred shares has a cumulative distribution, full cumulative distributions on all shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (ii) if such class or series of preferred shares does not have a cumulative distribution, full distributions on all shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no shares of such class or series of preferred shares shall be redeemed unless all outstanding preferred shares of such class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such class or series, and, unless (a) if such class or series of preferred shares has a cumulative distribution, full cumulative distributions on all outstanding shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (b) if such class or series of preferred shares does not have a cumulative distribution, full distributions on all shares of such class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, we shall not purchase or otherwise acquire directly or indirectly any preferred shares of such class or series (except by conversion into or exchange for shares of beneficial interest ranking junior to the preferred shares of such class or series as to distributions and upon liquidation).

If fewer than all of the outstanding preferred shares of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Unless otherwise provided in the applicable prospectus supplement, a notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state: (i) the redemption date, (ii) the number of shares and class or series of the preferred shares to be redeemed, (iii) the redemption price, (iv) the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price, (v) that distributions on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all the preferred shares of any class or series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of preferred shares to be redeemed from each such holder. If notice of redemption of any preferred shares has been properly given and if the funds necessary for such redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date distributions will cease to accrue on such preferred shares, such preferred shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Any moneys so deposited which remain unclaimed by the holders of such preferred shares at the end of two years after the redemption date will be returned by the applicable bank or trust company to us.

Liquidation Preference

Unless otherwise provided in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares of beneficial interest ranking junior to any class or series of preferred shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of such class or series of preferred shares shall be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such class or series of preferred shares will have no right or claim to any of the remaining assets of ours. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all such outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of shares of beneficial interest of ranking on a parity with such class or series of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such class or series of preferred shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions shall have been made in full to all holders of a class or series of preferred shares, the remaining assets of ours shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to such class or series of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of us with or into any other corporation, (ii) our dissolution, liquidation, winding up, or reorganization immediately followed by organization of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of our assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of preferred shares.

Voting Rights

Holders of any class or series of preferred shares will not have any voting rights, except as set forth below or as otherwise indicated in the applicable prospectus supplement.

Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remain outstanding, we will not, without the affirmative vote or consent of the holders of a majority of the shares of each class or series of preferred shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such class or series voting separately as a class or series), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such class or series of preferred shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of beneficial interest into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, as amended, including the applicable articles supplementary for such class or series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in the amount of authorized shares of such class or series or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of such class or series of preferred shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

Whenever distributions on any preferred shares shall be in arrears for six or more consecutive quarterly periods, the holders of such preferred shares (voting together as a class or series with all other class or series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of ours until, (i) if such class or series of preferred shares has a cumulative distribution, all distributions accumulated on such preferred shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment or (ii) if such class or series of preferred shares does not have a cumulative distribution, four consecutive quarterly distributions shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment. In such case, our entire board of trustees will be increased by two trustees.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Transfer

For us to qualify as a REIT under the Code, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Therefore, the Declaration of Trust, as amended, imposes certain restrictions on the ownership and transferability of preferred shares. For a general description of such restrictions, see “Description of Common Shares — Restrictions on Ownership and Transfer.” All certificates evidencing preferred shares will bear a legend referring to these restrictions.

DESCRIPTION OF WARRANTS

We have no outstanding warrants to purchase our common shares or outstanding warrants to purchase our preferred shares. We may issue warrants for the purchase of common shares or preferred shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement, which we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. The following summary is not complete and is subject to and qualified in its entirety by the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.

The prospectus supplement relating to any warrants we are offering will describe the specific terms relating to the offering, including some or all of the following:

•	the title of the warrants,

•	the offering price,

•	the exercise price of the warrants,

•	the aggregate number of common or preferred shares purchasable upon exercise of the warrants and, in the case of warrants for preferred shares, the designation, aggregate number and terms of the class or series of preferred shares purchasable upon exercise of the warrants,

•	the designation and terms of any class or series of preferred shares with which the warrants are being offered and the number of warrants being offered with such preferred shares,

•	the date, if any, on and after which the warrants and any related class or series of common shares or preferred shares will be transferable separately,

•	the date on which the right to exercise the warrants will commence and the date on which such right shall expire,

•	any federal income tax considerations, and

•	any other material terms of the warrants.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to our shareholders for the purchase of common shares, preferred shares or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between the Company, from time to time, and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of common shares or other securities purchasable upon exercise of the rights and the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any special United States federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF
TRUST AND AMENDED AND RESTATED BYLAWS

The following description of certain provisions of Maryland law and of our Declaration of Trust and Bylaws is only a summary. For a complete description, we refer you to Maryland law, our Declaration of Trust and our Bylaws. See “Where You Can Find More Information.”

Classification Of The Board Of Trustees

Our Declaration of Trust and Bylaws provide that our board of trustees will establish the number of trustees. Our board of trustees currently comprises seven trustees. Our Bylaws also provide that a majority of the entire board of trustees may increase or decrease the number of trustees serving on our board of trustees. Any vacancy on our board of trustees, other than a vacancy created as a result of the removal of any trustee by the action of the shareholders, shall be filled, at any regular meeting or at any special meeting called for that purpose, by the majority of the remaining trustees.

Pursuant to our Declaration of Trust, our board of trustees is divided into three classes of trustees. Trustees of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. We intend to propose an amendment to our Declaration of Trust to declassify our board of trustees (so that trustees would be elected annually, for one year terms) at our 2009 annual meeting of shareholders. Holders of our common shares have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of incumbent trustees more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the board of trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control, even though the tender offer or change in control might be in the best interest of our shareholders.

Removal Of Trustees

Our Declaration of Trust provides that, subject to any rights of holders of one or more classes or series of preferred shares to elect one or more trustees, any trustee may be removed at any time, with or without cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of trustees. If any trustee shall be so removed, our shareholders may take action to fill the vacancy so created. An individual so elected as trustee by the shareholders shall hold office for the unexpired term of the trustee whose removal created the vacancy.

Business Combinations

Under Maryland law, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include, among other things specified in the statute, a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the trust’s shares; or

•	an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which such person or entity otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has adopted a resolution that any business combination between us and any other person or entity is exempted from the provisions of the statute described in the preceding paragraphs. This resolution, however, may be altered or repealed, in whole or in part, by our board of trustees at any time.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (ii) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. This provision of our Bylaws may not be repealed or amended, nor may another provision that is inconsistent with this provision be adopted in either our Bylaws or our Declaration of Trust, except upon the affirmative vote of a majority of all the votes cast by our shareholders at a meeting of shareholders duly called and at which a quorum is present.

Merger; Amendment To The Declaration Of Trust

Under Maryland law, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland REIT may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Declaration of Trust does not provide for a lesser percentage of shareholder votes for approval of a merger but does provide that most amendments to our Declaration of Trust may be approved by the affirmative vote of a majority of all votes entitled to be cast by our shareholders on the matter. However, amendments to provisions of our Declaration of Trust relating to the following: (1) our merger into another entity, (2) our consolidation with one or more other entities into a new entity, (3) the sale, lease, exchange or transfer of all or substantially of our assets, or (4) the termination of our existence must be approved by the affirmative vote of at least two-thirds of all votes entitled to be cast by our shareholders on the matter. Under Maryland law, the declaration of trust of a Maryland real estate investment trust may permit the trustees, by a two-thirds vote, to amend the declaration of trust from time to time to qualify as a REIT under the Code or a real estate investment trust under Maryland law governing real estate investment trusts, without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by our board of trustees.

Transfer of Assets; Consolidation

Our Declaration of Trust provides that, subject to the provisions of any class or series of our shares outstanding, we may merge or consolidate with another entity or entities or sell or transfer all or substantially all of our property, if such action is approved by our board of trustees and by the affirmative vote of at least two-thirds of all of the votes entitled to be cast by our shareholders on the matter.

Termination Of The Trust

Subject to the provisions of any class or series of our shares at the time outstanding, our existence may be terminated at any meeting of our shareholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast by our shareholders on the matter.

Advance Notice Of Trustee Nominations And New Business

Our Bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by our shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by any shareholder who was a shareholder of record both at the time of giving notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the special meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees, or (3) provided that the board of trustees has determined that trustees shall be elected at such special meeting, by any shareholder who was a shareholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of our Bylaws.

Unsolicited Takeovers.  Under certain provisions of Maryland law relating to unsolicited takeovers, a Maryland corporation or real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify our board of trustees into three classes with staggered terms of three years each and vest in our board of trustees the exclusive right to determine the number of trustees and the exclusive right by the affirmative vote of a majority of the remaining trustees, to fill vacancies on the board of trustees, even if the remaining trustees do not constitute a quorum. These statutory provisions also provide that any trustee elected to fill a vacancy shall hold office for the remainder of the full term of the class of trustees in which the vacancy occurred, rather than the next annual meeting of trustees as would otherwise be the case, and until his successor is elected and qualified. Finally, these statutory provisions provide that a special meeting of shareholders need be called only upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the special meeting.

An election to be subject to any or all of the foregoing statutory provisions may be made in our Declaration of Trust or Bylaws, or by resolution of our board of trustees. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our Declaration of Trust or Bylaws provide to the contrary.

Our Declaration of Trust currently classifies our board of trustees into three classes with staggered terms of three years each. However, if we made an election to be subject to the statutory provisions described above, our board of trustees would have the exclusive right to determine the number of trustees and the exclusive right to fill vacancies on the board of trustees. Moreover, any trustee elected to fill a vacancy would hold office for the remainder of the full term of the class of trustees in which the vacancy occurred.

We have not elected to become subject to the foregoing statutory provisions relating to unsolicited takeovers. However, we could, by resolutions adopted by our board of trustees and without shareholder approval, elect to become subject to any or all of these statutory provisions.

Anti-Takeover Effect Of Certain Provisions Of Maryland Law, The Declaration Of Trust, And Bylaws

The business combination provisions of Maryland law, if we decide in the future to rescind our election to be exempt therefrom and, if the applicable provision in our Bylaws is rescinded, the control share acquisition provisions of Maryland law, the unsolicited takeover provision of Maryland law if we elect to become subject thereto, the provisions of our Declaration of Trust on classification of the board of trustees and removal of trustees and the advance notice provisions of our Bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax consequences and considerations relating to the acquisition, holding, and disposition of our securities. For purposes of this discussion under the heading “Certain Federal Income Tax Considerations,” “we,” “our,” “us,” and the “Company” refer to Ramco-Gershenson Properties Trust, but excluding all its subsidiaries and affiliated entities, and the “Operating Partnership” refers to Ramco-Gershenson Properties, L.P. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (which are referred to in this section as “Treasury Regulations”), rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any description of the tax consequences summarized below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that our operation and the operation of each of our subsidiaries and affiliated entities will be in accordance with any applicable organizational documents or partnership or limited liability company operating agreement. This summary is for general information only, and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	except to the extent discussed below, tax-exempt organizations; and

•	except to the extent discussed below, foreign investors.

In addition, certain U.S. expatriates, including certain individuals who have lost U.S. citizenship and “long-term residents” (within the meaning of Section 877(e)(2) of the Code) who have ceased to be lawful permanent residents of the United States, are subject to special rules.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds stock issued by us, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.

This summary assumes that investors will hold their securities as capital assets, which generally means assets held for investment.

The federal income tax treatment of holders of securities depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding securities to any particular holder will depend on the holder’s particular tax circumstances. You are urged to consult your own tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you (in light of your particular investment or tax circumstances) of acquiring, holding, exchanging, or otherwise disposing of securities.

Taxation of the Company

We have elected to be a REIT for federal income tax purposes under Sections 856 through 860 of the Code and applicable provisions of the Treasury Regulations, which set forth the requirements for qualifying as a REIT. Our policy has been and is to operate in such a manner as to qualify as a REIT for federal income tax purposes. If we so qualify, then we will generally not be subject to federal income tax on income we distribute to our shareholders. For any year in which we do not meet the requirements for qualification as a REIT, we will be taxed as a corporation. See “— Failure to Qualify” below.

We have received an opinion from Honigman Miller Schwartz and Cohn LLP, our tax counsel, to the effect that since the commencement of our taxable year which began January 1, 2009, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. A copy of this opinion is filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Honigman Miller Schwartz and Cohn LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our assets and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Honigman Miller Schwartz and Cohn LLP or by us that we will so qualify for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Honigman Miller Schwartz and Cohn LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge, or a court will not rule contrary to, the conclusions set forth in such opinions.

Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, our compliance with which has not been, and will not be, reviewed by Honigman Miller Schwartz and Cohn LLP. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain of our affiliated entities, the status of which may not have been reviewed by Honigman Miller Schwartz and Cohn LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General”. While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our REIT status, or that we will be able to operate in accordance with the REIT requirements in the future.

As a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results from investment in a corporation or an entity treated as a corporation for federal income tax purposes. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT. Net operating losses, foreign tax credits and other tax attributes of a REIT do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Federal Income Taxation of Shareholders” below.

As a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, and, in computing “alternative minimum taxable income” subject to such tax, deductions for net operating losses carried from any other year(s) would be limited.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% excise tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% excise tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	We will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions, or excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” (described below) of ours to any of our tenants. Redetermined deductions and excess interest represent amounts that are deducted by a “taxable REIT subsidiary” (described below) of ours for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s-length negotiations. See “— Redetermined Rents, Redetermined Deductions, and Excess Interest” below.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT as a result of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test (whichever is greater), multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests) described below, due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification as a result of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	If we fail to satisfy any requirement of the Code for qualifying as a REIT, other than a failure to satisfy the REIT gross income tests or asset tests, and the failure is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we should fail to distribute during each calendar year at least the sum of (1) 85% of our “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet certain record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification — General”.

•	If we acquire any asset from a subchapter C corporation in a transaction in which gain or loss is not recognized, and we subsequently recognize gain on the disposition of any such asset during the ten-year period (to which we refer in this section as the “Recognition Period”) beginning on the date on which we acquire the asset, then the excess of (1) the fair market value of the asset as of the beginning of the Recognition Period, over (2) our adjusted basis in such asset as of the beginning of such Recognition Period (to which we refer in this section as “Built-in Gain”) will generally be (with certain adjustments) subject to tax at the highest corporate income tax rate. Similar rules would apply if within the ten-year period beginning on the first day of a taxable year for which we re-qualify as a REIT after being subject to tax as a corporation under subchapter C of the Code for more than two years we were to dispose of any assets that we held on such first day.

•	Certain of our subsidiaries are corporations and their earnings are subject to corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes, and state and local income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not currently contemplated.

Requirements for Qualification — General

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities) during the last half of each taxable year; and

(7) that meets other tests described below, including tests with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We believe that we have been organized and operated in a manner that has allowed us to satisfy the requirements set forth in (1) through (7) above. In addition, our Declaration of Trust currently includes certain restrictions regarding transfer of our shares of beneficial interest which are intended (among other things) to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of such shares (that is, the persons required to include in gross income the dividends we paid). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Our failure to comply with these record-keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a trust may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership (treating, as a partner of a partnership for this purpose, a member of a limited liability company that is classified as a partnership for federal income tax purposes), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership, and the REIT will be deemed to be entitled to the income of the partnership attributable to such share. The character of the assets and gross income of the partnership (determined at the level of the partnership) are the same in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below. Accordingly, our proportionate share of the assets, liabilities, and items of income of the Operating Partnership and our other subsidiary partnerships (provided that none of the subsidiary partnerships are taxable as corporations for federal income tax purposes) is treated as our assets, liabilities and items of income for purposes of applying the requirements described in this summary (including the gross income and asset tests described below). Commencing with our taxable year beginning January 1, 2005, one exception to the rule described above is that, for purposes of the prohibition against holding securities having a value greater than 10% of the total value of the outstanding securities of any one issuer discussed under “— Asset Tests” below, a REIT’s proportionate share of any securities held by a partnership is not based solely on its capital interest in the partnership but also includes its interest (as a creditor) in certain debt securities of the partnership (excluding “straight debt” and certain other securities described under “— Asset Tests” below). A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investment in the Operating Partnership.”

Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of applying the gross income and asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” (described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities we wholly own, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of applying the REIT income and asset tests described below. Disregarded subsidiaries, along with our subsidiary partnerships, are sometimes referred to as “pass-through subsidiaries.” In the event that any of our disregarded subsidiaries ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or one of our other disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% (as measured by either voting power or value) of the securities of any one issuer. See “— Income Tests” and “— Asset Tests” below.

Taxable Subsidiaries.  A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a “taxable REIT subsidiary” of the REIT. (A taxable REIT subsidiary is referred to in this section as a “TRS.”) In addition, a corporation (other than a REIT or qualified REIT subsidiary) is treated as a TRS if a TRS of a REIT owns directly or indirectly securities possessing more than 35% of the total voting power, or having more than 35% of the total value, of the outstanding securities of the corporation. We have made a joint election with Ramco-Gershenson, Inc., to treat Ramco-Gershenson, Inc. as a TRS. Moreover, we have interests in several other corporations treated as TRSs. The separate existence of a TRS (such as Ramco-Gershenson, Inc.) or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, Ramco-Gershenson, Inc. is subject to corporate income tax on its earnings, and this may reduce the aggregate cash flow that we and our subsidiaries generate and thus our ability to make distributions to our shareholders.

A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any undistributed income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes, as income, any dividends that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and undistributed income of taxable subsidiary corporations in determining the parent’s compliance with the REIT requirements, these entities may be used by the parent REIT indirectly to undertake activities that the applicable rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income, such as management fees, that do not qualify under the 75% and 95% gross income tests described immediately below).

In addition, certain sections of the Code that are intended to insure that transactions between a parent REIT and its TRS occur at arm’s length and on commercially reasonably terms may prevent a TRS from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must derive from (1) investments in real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, or (2) certain kinds of temporary investment of new capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must derive from some combination of such income from investments in real property and temporary investment of new capital (that is, income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

From time to time, we enter into transactions, such as interest rate swaps, that hedge our risk with respect to one or more of our assets or liabilities. Any income we derive from “hedging transactions” entered into prior to July 31, 2008, will be nonqualifying income for purposes of the 75% gross income test. Income from “hedging transactions” that are clearly identified in the manner specified by the Code will not constitute gross income, and will not be counted, for purposes of the 75% gross income test if entered into by us on or after July 31, 2008, and will not constitute gross income, and will not be counted, for purposes of the 95% gross income test if entered into by us on or after January 1, 2005. The term “hedging transaction,” as used above, generally means any transaction into which we enter in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us in order to acquire or carry real estate assets. We intend to structure our hedging activities in a manner that does not jeopardize our status as a REIT.

For purposes of satisfying the 75% and 95% gross income tests, “rents from real property” generally include rents from interests in real property, charges for services customarily furnished or rendered in connection with the rental of real property (whether or not such charges are separately stated), and rent attributable to personal property which is leased under, or in connection with, a lease of real property. However, the inclusion of these items as rents from real property is subject to the conditions described immediately below.

•	Any amount received or accrued, directly or indirectly, with respect to any real or personal property cannot be based in whole or in part on the income or profits of any person from such property. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, amounts received or accrued based on income or profits do not include amounts received from a tenant based on the tenant’s income from the property if the tenant derives substantially all of its income with respect to such property from leasing or subleasing substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by the REIT.

•	Amounts received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT directly, indirectly, or constructively owns, (1) in the case of a tenant which is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of a tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. (Such a tenant is referred to in this section as a “Related Party Tenant.”) Rents that we receive from a Related Party Tenant that is also a

TRS of ours, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled” TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as rents from real property. For purposes of this rule, a “controlled” TRS is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.

•	If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The determination whether more than 15% of the rents received by a REIT from a property is attributable to personal property is based upon a comparison of the fair market value of the personal property leased by the tenant to the fair market value of all the property leased by the tenant.

•	Rents from real property do not include any amount received or accrued directly or indirectly by a REIT for services furnished or rendered to tenants of a property or for managing or operating a property, unless the services furnished or rendered, or management or operation provided, are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code (that is, unless they are of a type “usually or customarily rendered in connection with the rental of space for occupancy only” or are not considered “primarily for the tenant’s convenience”). Services, management, or operations which, if provided by a tax-exempt organization, would give rise to unrelated business taxable income (referred to in this section as “Impermissible Tenant Services”) will not be treated as provided by the REIT if provided by either an “independent contractor” (as defined in the Code) who is adequately compensated and from whom the REIT does not derive any income, or by a TRS. If an amount received or accrued by a REIT for providing Impermissible Tenant Services to tenants of a property exceeds 1% of all amounts received or accrued by the REIT with respect to such property in any year, none of such amounts will constitute rents from real property. For purposes of this test, the income received from Impermissible Tenant Services is deemed to be at least 150% of the direct cost of providing the services. If the 1% threshold is not exceeded, only the amounts received for providing Impermissible Tenant Services will not qualify as rents from real property.

Substantially all of our income derives from the Operating Partnership. The Operating Partnership’s income derives largely from rent attributable to our properties (which properties are referred to in this section as the “Properties”). The Operating Partnership also derives income from Ramco-Gershenson, Inc. to the extent that Ramco-Gershenson, Inc. pays dividends on shares owned by the Operating Partnership. The Operating Partnership does not, and is not expected to, charge rent that is based in whole or in part on the income or profits of any person (but does charge rent based on a fixed percentage or percentages of receipts or sales). The Operating Partnership does not, and is not anticipated to, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent.

In addition, we do not believe that we derive (through the Operating Partnership) rent from a Related Party Tenant. However, the determination of whether we own 10% or more (as measured by either voting power or value) of any tenant is made after the application of complex attribution rules under which we will be treated as owning interests in tenants that are owned by our “Ten Percent Shareholders.” In identifying our Ten Percent Shareholders, each individual or entity will be treated as owning shares held by related individuals and entities. Accordingly, we cannot be absolutely certain whether all Related Party Tenants have been or will be identified. Although rent derived from a Related Party Tenant will not qualify as rents from real property and, therefore, will not be qualifying income under the 75% or 95% gross income test, we believe that the aggregate amount of any such rental income (together with any other nonqualifying income) in any taxable year will not cause us to exceed the limits on nonqualifying income under such gross income tests.

The Operating Partnership provides certain services with respect to the Properties (and expects to provide such services with respect to any newly acquired properties) through Ramco-Gershenson, Inc. Because Ramco-

Gershenson, Inc. is a TRS, the provision of such services will not cause the amounts received by us (through our ownership interest in the Operating Partnership) with respect to the Properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.

We may (through one or more pass-through subsidiaries) indirectly receive distributions from TRSs or other corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

In sum, our investment in real properties through the Operating Partnership and the provision of services with respect to those properties through Ramco-Gershenson, Inc., gives and will give rise mostly to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of such properties, or of our interest in such properties or in the Operating Partnership, will generally qualify under the 75% and 95% gross income tests. We anticipate that income on our other investments will not result in our failing the 75% or 95% gross income test for any year.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we may avail ourselves of the relief provisions if: (1) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations to be issued; and (2) our failure to meet the test was due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of REITs in General,” even if these relief provisions apply, a tax would be imposed with respect to the excess nonqualifying gross income.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy the following four tests relating to the nature of our assets. For purposes of each of these tests, our assets are deemed to include the assets of any disregarded subsidiary and our share of the assets of any subsidiary partnership, such as the Operating Partnership.

•	At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans.

•	The aggregate value of all securities of TRSs we hold may not exceed 20% of the value of our total assets (or 25% of the value of our total assets for our taxable years beginning on or after July 31, 2008).

•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.”

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.” In addition, solely for purposes of the 10% value test, certain types of securities, including certain “straight debt” securities, are disregarded.

No securities issued by a corporation or partnership will qualify as “straight debt” if we own (or a TRS in which we own a greater than 50% interest, as measured by vote or value owns) other securities of such issuer that represent more than 1% of the total value of all securities of such issuer.

Debt instruments issued by a partnership that do not qualify as “straight debt” are (1) not subject to the 10% value test to the extent of our interest as a partner in that partnership and (2) completely excluded from the 10% value test if at least 75% of the partnership’s gross income (excluding income from “prohibited transactions”) consists of income qualifying under the 75% gross income test. In addition, the 10% value test does not apply to

(1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between us and certain persons related to us), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, and (5) any security issued by another REIT.

Commencing with our taxable year which began January 1, 2005, we are deemed to own, for purposes of the 10% value test, the securities held by a partnership based on our proportionate interest in any securities issued by the partnership (excluding “straight debt” and the securities described in the last sentence of the preceding paragraph). Thus, our proportionate share is not based solely on our capital interest in the partnership but also includes our interest in certain debt securities issued by the partnership.

After meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we maintain adequate records with respect to the nature and value of our assets to enable us to comply with the asset tests and to enable us to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance. There can be no assurance, however, that we will always successfully take such action.

Commencing with our taxable year which began January 1, 2005, certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described in the preceding sentence, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets or the taking of other actions that allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS. Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which re-testing is to occur, there can be no assurance that we will always be successful or that a reduction in our overall interest in an issuer (including a TRS) will not be required. If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.

We believe that our holdings of securities and other assets have complied and will continue to comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that we fail to meet the REIT asset requirements by reason of our interests in our subsidiaries or in the securities of other issuers or for some other reason.

Annual Distribution Requirement

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to: (1) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction, our net capital gain and net income from foreclosure property, and with certain other adjustments) and (b) 90% of the excess of our net income, if any, from “foreclosure property” (described below) over the tax imposed on that income; minus (2) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if the distributions are declared before we timely file our tax return for the taxable year to which they relate, the distributions are paid on or before the first regular dividend payment after such declaration, and we make an election to treat the distributions as relating to the prior taxable year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in our organizational documents. In addition, any dividend we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income” (computed without regard to the dividends paid deduction and with certain adjustments), we will be subject to tax at ordinary corporate rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax we paid. Our shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

Net operating losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of the shareholders, of any distributions that are actually made by us, which are generally taxable to the shareholders as dividends to the extent that we have current or accumulated earnings and profits. See “Federal Income Taxation of Shareholders — Federal Income Taxation of Taxable Domestic Shareholders — Distributions” below.

If we fail to distribute during each calendar year at least the sum of: (1) 85% of our “REIT ordinary income” (i.e. “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level. We believe that we have made, and intend to continue to make, distributions in such a manner so as not to be subject to the 4% excise tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirement. In this regard, the partnership agreement of the Operating Partnership provides that we, as general partner, must use our best efforts to cause the Operating Partnership to distribute to its partners amounts sufficient to permit us to meet this distribution requirement. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, as a result of timing differences between the actual receipt of cash (including distributions from the Operating Partnership) and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our “REIT taxable income” on the other hand. To avoid any failure to comply with the 90% distribution requirement, we will closely monitor the relationship between our “REIT taxable income” and cash flow, and if necessary, will borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement.

Under certain circumstances, we may be able to cure a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid both losing our REIT status and being taxed on amounts distributed as deficiency dividends. We will be required to pay interest, however, based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Commencing with our taxable year which began January 1, 2005, specified cure provisions are available to us in the event that we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividends and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year of termination of our REIT status. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a “prohibited transaction” is subject to a 100% excise tax. The term “prohibited transaction” includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Operating Partnership owns interests in real property that is situated on the periphery of certain of the Properties. We and the Operating Partnership believe that this peripheral property is not held primarily for sale to customers and that the sale of such peripheral property will not be in the ordinary course of the Operating Partnership’s business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held primarily for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held primarily for sale to customers in the ordinary course of our business depends, however, on the facts and circumstances as they exist from time to time, including those relating to a particular property. As a result, no assurance can be given that the IRS will not recharacterize property we own as property held primarily for sale to customers in the ordinary course of our business, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be regarded as held primarily for sale to customers in the ordinary course of trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT’s having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the loan or lease related to which was acquired by the REIT at a time when default was not imminent or anticipated, and (3) that such REIT makes a proper election to treat as foreclosure property. REITs are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute dealer property (i.e., property held primarily for sale to customers in the ordinary course of business) in the hands of the selling REIT.

Redetermined Rents, Redetermined Deductions, and Excess Interest

Any redetermined rents, redetermined deductions, or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s length negotiations. Under “safe harbor” provisions of the Code, rents we receive from tenants of a property will not constitute redetermined rents (by reason of the performance of services by any TRS to such tenants) if:

•	So much of such amounts as constitutes impermissible tenant service income does not exceed 1% of all amounts received or accrued during the year with respect to the property;

•	The TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	Rents paid by tenants leasing at least 25% of the net leasable space in the property who are not receiving services from the TRS are substantially comparable to the rents paid by tenants leasing comparable space who are receiving such services from the TRS and the charge for the services is separately stated; or

•	The TRS’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Tax Aspects of Investment in the Operating Partnership

General

We hold a direct interest in the Operating Partnership and, through the Operating Partnership, hold an indirect interest in certain other partnerships and in limited liability companies classified as partnerships for federal income tax purposes (which, together, are referred to in this section as the “Partnerships”). In general, partnerships are “pass-through” entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items in computing our “REIT taxable income.” See “Taxation of the Company — Income Tests” above. Any resultant increase in our “REIT taxable income” will increase the amount we must distribute to satisfy the REIT distribution requirement (see “Taxation of the Company — Annual Distribution Requirement” above) but will not be subject to federal income tax in our hands provided that we distribute such income to our shareholders.

Entity Classification

Our interests in the Partnerships involve special tax considerations, including the possibility of a challenge by the IRS to the status of the Operating Partnership or any other Partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. In general, under certain Treasury Regulations which became effective January 1, 1997 (referred to in this section as the “Check-the-Box Regulations”), an unincorporated entity with at least two members may elect to be classified either as a corporation or as a partnership for federal income tax purposes. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. For such an entity that was in existence prior to January 1, 1997, such as the Operating Partnership and some of the other Partnerships, the entity will have the same classification (unless it elects otherwise) that it claimed under the rules in effect prior to the Check-the-Box Regulations. In addition, the federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all members of the entity recognized the federal income tax consequences of any changes in the entity’s classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. We believe that the Operating Partnership and each of the other Partnerships that existed prior to January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. Each of them intends to continue to be classified as a partnership for federal income tax purposes, and none of them intends to elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

If the Operating Partnership or any of the other Partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change, which would likely preclude us from satisfying the asset tests and possibly the income tests (see “Taxation of the Company — Income Tests” and “Taxation of the Company — Asset Tests” above), and in turn would prevent us from qualifying as a REIT, unless we were eligible for relief under the relief provisions described above. See “Taxation of the Company — Failure to Qualify” above for discussion of the effect of our failure to satisfy the REIT tests for a taxable year. In addition, any change in the status of any of the Partnerships for federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirement without receiving any cash.

Tax Allocations with Respect to the Properties

Pursuant to Section 704(c) of the Code and applicable Treasury Regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as the Properties contributed to the Operating Partnership by the limited partners of the Operating Partnership) must be allocated in such a manner that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss, respectively, associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to in this section as the “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed with contributions of appreciated property (including the Properties contributed by the limited partners of the Operating Partnership). Consequently, the Operating Partnership’s partnership agreement requires allocations to be made in a manner consistent with Section 704(c) of the Code and the applicable Treasury Regulations. If a partner contributes cash to a partnership at a time when the partnership holds appreciated (or depreciated) property, the applicable Treasury Regulations provide for a similar allocation of these items to the other (that is, the pre-existing) partners. These rules may apply to any contribution by us to the Operating Partnership or the other Partnerships of cash proceeds received from offerings of our securities, including any offering of common shares, preferred shares, or warrants contemplated by this prospectus.

In general, the partners that contributed appreciated Properties to the Partnerships will be allocated less depreciation, and increased taxable gain on sale, of such Properties. This will tend to eliminate the Book-Tax Difference. However, the special allocation rules of Section 704(c) and the applicable Treasury Regulations do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury Regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating such deductions to the non-contributing partners (for example, to us) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners who contributed the property. The Partnerships have generally elected the “traditional method” of rectifying the Book-Tax Difference under the applicable Treasury Regulations, pursuant to which if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of the tax deductions to the extent of the difference. When the property is sold, the resulting tax gain is used to the extent possible to eliminate any remaining Book-Tax Difference. Under the traditional method, it is possible that the carryover basis of the contributed assets in the hands of a Partnership may cause us to be allocated less depreciation and other deductions than would otherwise be allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirement. See “Taxation of the Company — Annual Distribution Requirement” above.

With respect to property purchased by (and not contributed to) the Operating Partnership, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code and the applicable Treasury Regulations will not apply unless such property is subsequently revalued for capital accounting purposes under applicable Treasury Regulations.

Sale of the Properties

The Partnerships intend to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties and other shopping centers and to make such occasional sales of the Properties as are consistent with our investment objectives. Based primarily on such investment objectives, we believe that the Properties should not be considered dealer property (i.e., property held for sale to customers in the ordinary course of business). Whether property is dealer property is a question of fact that depends on the particular facts and circumstances with respect to the particular transaction. No assurance can be given that any property sold by us or any of our Partnerships will not be dealer property, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. Our share of any gain realized by the Operating Partnership or any other Partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of the Company — Prohibited Transactions” above. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be held primarily for sale to customers in the ordinary course of a trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”

Taxation of Ramco-Gershenson, Inc.

A portion of the amounts to be used to fund distributions to our shareholders is expected to come from distributions made by Ramco-Gershenson, Inc., our principal TRS, to the Operating Partnership. In general, Ramco-Gershenson, Inc. pays federal, state and local income taxes on its taxable income at regular corporate rates. Any federal, state or local income taxes that Ramco-Gershenson, Inc., is required to pay will reduce cash flow otherwise available to us to make distributions to holders of our securities.

Federal Income Taxation of Shareholders

Federal Income Taxation of Taxable Domestic Shareholders

Distributions.  As a result of our status as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. The maximum federal income tax rate applicable to corporations is 35% and that applicable to ordinary income of individuals is currently 35% through 2010.

The maximum individual rate of tax on dividends and long-term capital gains is generally 15% through 2010. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends are generally not eligible for this 15% tax rate on dividends. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 15% tax rate will generally apply to:

•	our dividends attributable to dividends received by us from non-REIT corporations, such as TRSs;

•	our dividends attributable to our REIT taxable income in the prior taxable year on which we were subject to corporate level income tax (net of the amount of such tax); and

•	our dividends attributable to income in the prior taxable year from the sale of appreciated (i.e., Built-in Gain) property acquired by us from “C” corporations in carryover basis transactions or held by us on the first day of a taxable year for which we first re-qualify as a REIT after being subject to tax as a “C” corporation for more than two years (net of the amount of corporate tax on such income).

Distributions that are designated as capital gain dividends will be taxed to shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. A similar treatment will apply to long-term capital gains we retain, to the extent that we elect the application of provisions of the Code that treat shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% through 2010 in the case of shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. Pursuant to Treasury Regulations to be promulgated by the U.S. Treasury Department, a portion of our distributions may be subject to the alternative minimum tax to the extent of our items of tax preference, if any, allocated to the shareholders.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s common or preferred shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of those common or preferred shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend we declare in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated both as paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

In determining the extent to which a distribution with respect to preferred shares constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to our common shares. In addition, the IRS has taken the position in published guidance that if a REIT has two classes of shares, the amount of any particular type of income (including net capital gain) allocated to each class in any year cannot exceed such class’ proportionate share of such income based on the total dividends paid to each class for such year. Consequently, if both common shares and preferred shares are outstanding, particular types of income will be allocated in accordance with the classes’ proportionate shares of such income. Thus, net capital gain will be allocated between holders of common shares and holders of preferred shares, if any, in proportion to the total dividends paid to each class during the taxable year, or otherwise as required by applicable law.

Net operating losses and capital losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of the Company — Annual Distribution Requirement” above. Such losses, however, are not passed through to our shareholders and do not offset income of shareholders from other sources, nor do they affect the character of any distributions that we actually make, which are generally taxable to our shareholders as dividends to the extent that we have current or accumulated earnings and profits.

We will be treated as having sufficient earnings and profits for a year to treat as a dividend any distribution we make for such year up to the amount required to be distributed in order to avoid imposition of the 4% federal excise tax discussed in “Taxation of the Company — Taxation of REITs in General” above. As a result, taxable domestic shareholders may be required to treat certain distributions as taxable dividends even though we may have no overall, accumulated earnings and profits. Moreover, any “deficiency dividend,” which is a dividend to our current shareholders that is permitted to relate back to a year for which the IRS determines a deficiency in order to satisfy the distribution requirement for that year, will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be) regardless of our earnings and profits for the year in which we pay the deficiency dividend.

Disposition of Common and Preferred Shares.  In general, capital gains recognized by individuals and other non-corporate shareholders upon the sale or disposition of common or preferred shares will be subject to a maximum federal income tax rate of 15% through 2010 (applicable to long-term capital gains) if the shares are held for more than 12 months, and will be taxed at rates of up to 35% through 2010 (applicable to short-term capital gains) if the shares are held for 12 months or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of shares held for more than one year at the time of disposition will be considered long-term capital losses, which are generally available first to offset long-term capital gain (which is taxed at capital gain rates) and then short-term capital gain (which is taxed at ordinary income rates) of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Capital losses recognized by a shareholder upon the disposition of shares held for not more than one year are considered short-term capital losses and are generally available first to offset short-term capital gain and then long-term capital gain of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a shareholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.

If a holder of common or preferred shares recognizes a loss upon a disposition of those shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply to require a disclosure filing with the IRS concerning the loss-generating transaction. While these regulations are directed toward “tax shelters,” they are quite broad, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of common or preferred shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

A redemption of preferred shares will be treated under Section 302 of the Code as a dividend subject to tax as such (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the preferred shares. The redemption will satisfy such test if it (1) is “substantially disproportionate” with respect to the holder (which will not be the case if only preferred shares are redeemed, since preferred shares generally do not have voting rights), (2) results in a “complete termination” of the shareholder’s stock interest in us, or (3) is not “essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of preferred shares will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred shares is not treated as a distribution taxable as a dividend to a particular shareholder, it will be treated, as to that shareholder, as a taxable sale or exchange. As a result, such shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated but unpaid dividends that we are legally obligated to pay at the time of the redemption, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits), and (2) the shareholder’s adjusted basis in the preferred shares for tax purposes. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the redemption, the shares were held for more than 12 months.

If a redemption of preferred shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the shareholder. The shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to the shareholder’s remaining shares of our capital stock, if any. If, however, the shareholder has no remaining shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Conversion of Convertible Preferred Shares into Common Shares.  No gain or loss will be recognized to a shareholder upon conversion of any convertible preferred shares solely into common shares except to the extent of cash paid in lieu of fractional common shares. Except to the extent of any cash so paid, the adjusted tax basis for the common shares received upon the conversion will be equal to the adjusted tax basis of any converted preferred shares, and the holding period of the common shares will include the holding period of any converted preferred shares. A holder of any convertible preferred shares may recognize gain or dividend income to the extent there are dividends in arrears on such shares at the time of conversion into common shares.

Adjustment of Conversion Price.  Section 305(c) of the Code and the Treasury Regulations thereunder treat as a dividend certain constructive distributions of shares with respect to preferred shares. The operation of the conversion price adjustment provisions of any convertible preferred shares, or the failure to adjust fully the conversion price for any convertible preferred shares to reflect a distribution of shares, share warrants or share rights with respect to the common shares, or a reverse share split, may result in the deemed receipt of a dividend by the holders of any convertible preferred shares or the common shares if the effect is to increase such holders’ proportionate interests in us. Adjustments to reflect nontaxable share splits or distributions of shares, share warrants or share rights generally will not be treated as a constructive dividend.

Redemption Premium on Preferred Shares.  If the redemption price of preferred shares that are subject to redemption exceeds their issue price (such excess referred to in this section as a “redemption premium”), in certain situations the entire amount of the redemption premium will be treated as being distributed to the holder of such shares, on an economic accrual basis, over the period from issuance of such shares until the date the shares are first redeemable (such deemed distribution referred to in this section as a “constructive distribution”). A constructive distribution may occur only if the preferred shares are subject to a redemption premium, and only if (1) we are required to redeem the shares at a specified time, (2) the holder of the shares has the option to require us to redeem the shares, or (3) we have the right to redeem the shares, but only if under applicable regulations, redemption pursuant to that right is more likely than not to occur. See the applicable prospectus supplement for further information regarding the possible tax treatment of redemption premiums with respect to any such preferred shares offered by such prospective supplement.

Passive Activity Loss and Investment Interest Limitations.  Taxable dividends that we distribute and gain from the disposition of common or preferred shares will not be treated as passive activity income and, therefore, shareholders subject to the limitation on the use of “passive losses” will not be able to apply passive losses against such income. Shareholders may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the limitation on the deductibility of investment interest, but in such case the shareholder will be taxed at ordinary income rates on those amounts. Other distributions made by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of computing the investment interest limitation.

Federal Income Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of common and preferred shares applicable to “non-U.S. shareholders”. A non-U.S. shareholder is any holder of our shares who is a “foreign person”. For the purposes of this summary, a foreign person is any person other than:

•	a citizen or resident of the United States,

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or of any state thereof, or the District of Columbia,

•	an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•	a trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

The following summary is based on current law and is for general information only. The summary addresses only selected and not all aspects of U.S. federal income taxation. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax and estate tax laws with regard to an investment in our shares, including any reporting requirements.

Ordinary Dividends.  The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of common or preferred shares. In cases where the dividend income from a non-U.S. shareholder’s investment in common or preferred shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. income tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, and such income generally must be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. Such income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

Non-Dividend Distributions.  Unless our common or preferred shares constitute a U.S. real property interest (referred to in this section as a “USRPI”), distributions by us that are not dividends out of our earnings and profits will generally not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common or preferred shares constitute a USRPI, as discussed below under “— Dispositions of Common or Preferred Shares,” then distributions by us in excess of the sum of our earnings and profits plus the shareholder’s basis in its shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (which is referred to in this section as “FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (that is, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.  Distributions that are attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (referred to in this section as “USRPI capital gains”) that are paid with respect to any class of shares which is regularly traded on an established securities market located in the United States and that are made to a non-U.S. shareholder who does not own more than 5% of the class of shares at any time during the one-year period ending on the date of distribution will be treated as a regular distribution by us, and these distributions will be treated as ordinary dividend distributions. A distribution of USRPI capital gains made by us to non-U.S. shareholders owning more than 5% of the class of shares in respect of which the distribution is made will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, as the case may be (subject to alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (or lower tax treaty rate, if applicable) in the hands of a non-U.S. shareholder that is a corporation.

Distributions to a non-U.S. shareholder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation unless: (1) the investment in our shares is treated as effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that a non-U.S. shareholder that is a foreign corporation may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable), or (2) the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (unless a lower tax treaty rate applies).

Retained Net Capital Gains.  Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as our actual distributions of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to claim as a credit against its U.S. federal income tax liability, its proportionate share of the tax paid by us on the retained capital gains, and to obtain from the IRS a refund to the extent its proportionate share of the tax paid by us exceeds its actual U.S. federal income tax liability.

Dispositions of Common or Preferred Shares.  Unless our common or preferred shares constitute a USRPI, a sale of such shares by a non-U.S. shareholder generally will not be subject to U.S. taxation under FIRPTA. The shares will not constitute a USRPI if we are a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT less than 50% in value of the shares of which is held directly or indirectly by non-U.S. shareholders at all times during a prescribed testing period. We believe that we are, and we expect to continue to be, a domestically-controlled REIT and, therefore, the sale of our common or preferred shares by non-U.S. shareholders should not be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we are or will be a domestically-controlled REIT.

In the event that we do not constitute a domestically-controlled REIT, a non-U.S. shareholder’s sale of shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the shares are of a class that are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (2) the selling non-U.S. shareholder held 5% or less of such class of shares at all times during a prescribed testing period.

If gain on the sale of common or preferred shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could, unless the shares are of a class that are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of common or preferred shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (1) if the non-U.S. shareholder’s investment in the common or preferred shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, then the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that the non-U.S. shareholder may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) if it is a foreign corporation, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to tax on the individual’s capital gain at a 30% rate (or lower tax treaty rate, if applicable).

Federal Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (which is referred to in this section as “UBTI”). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held its common or preferred shares as “debt financed property” within the meaning of the Code (that is, property the acquisition of which is financed through a borrowing by the tax-exempt shareholder), and (2) the shares are not otherwise used in an unrelated trade or business, we believe that distributions from us and income from the sale of our shares should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (9), (17) and (20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust that owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either

(1) one pension trust owns more than 25% of the value of our shares, or (2) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares. We believe that we currently are not a pension-held REIT. Because our shares are publicly traded, however, no assurance can be given that we are not (or will not be) a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of an investment in our common or preferred shares.

Federal Income Taxation of Warrants

A holder who receives shares upon the exercise of a warrant should not recognize gain or loss except to the extent of any cash received for fractional shares. Except to the extent of any cash so received, such a holder would have a tax basis in the shares acquired pursuant to a warrant equal to the amount of the purchase price paid for (or, if the warrant is purchased as part of an “investment unit,” allocated to) the warrant plus the amount paid for the shares pursuant to the warrant. The holding period for the shares acquired pursuant to a warrant would begin on the date of exercise. Upon the subsequent sale of shares acquired pursuant to a warrant or upon a sale of a warrant, the holder thereof would generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and its tax basis in such shares or warrant, as the case may be. The foregoing assumes that warrants will not be held as a hedge, straddle or as a similar offsetting position with respect to our shares and that Section 1092 of the Code will not apply.

Federal Income Taxation of Holders of Debt Securities

Federal Income Taxation of Taxable Domestic Holders of Debt Securities

This section describes the material federal income tax consequences of owning the debt securities that we may offer. It applies to taxable domestic holders who purchase debt securities that are not original issue discount or zero coupon debt securities and that were acquired in an initial offering at the offering price. If you purchase these debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

The tax consequences of owning any debt securities that are zero coupon debt securities, original issue discount debt securities, floating rate debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

A holder will be taxed on interest on debt securities at ordinary income rates at the time such holder receives the interest or when it accrues, depending on such holder’s method of accounting for federal income tax purposes.

A holder’s tax basis in the debt security will generally be its cost. A holder will generally recognize capital gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and the tax basis in the debt security.

Federal Income Taxation of Non-U.S. Holders of Debt Securities

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities applicable to non-U.S. holders. A “non-U.S. holder” is any holder of our debt securities who is a “foreign person” as defined under “— Federal Income Taxation of Shareholders — Federal Income Taxation of Non-U.S. Shareholders” above.

Interest paid to a non-U.S. holder of debt securities generally will not be subject to U.S. federal income taxes or withholding taxes if the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, provided that the non-U.S. holder:

•	does not actually or constructively own a 10% or greater interest in us;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	provides the appropriate certification as to its foreign status.

A non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us, or our paying agent. If a non-U.S. holder holds our debt securities through a financial institution or other agent acting on its behalf, the non-U.S. holder may be required to provide appropriate documentation to its agent. The non-U.S. holder’s agent will then generally be required to provide appropriate certification to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time it is paid. The payment of interest effectively connected with the non-U.S. holder’s U.S. trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provided us or our agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. holders generally. In addition, if the non-U.S. holder is a foreign corporation and the payment of interest is effectively connected with its U.S. trade or business, the non-U.S. holder may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, the non-U.S. holder must provide a properly-executed IRS Form W-8BEN before the payment of interest, and it may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

A non-U.S. holder of our debt securities will generally not be subject to U.S. federal income tax or withholding tax on any amount which constitutes capital gain upon retirement or other disposition of a debt security, unless any of the following is true: (1) the non-U.S. holder’s investment in our debt securities is effectively connected with its conduct of a U.S. trade or business; or (2) the non-U.S. holder is a nonresident alien individual holding the debt securities as a capital asset and is present in the United States for 183 days or more in the taxable year within which sale, redemption or other disposition takes place, and certain other conditions are met.

If the non-U.S. holder has a U.S. trade or business and the investment in our debt securities is effectively connected with that trade or business, the gain on retirement or other disposition of our debt securities would be subject to U.S. federal income tax on a net basis at the rate applicable to U.S. holders generally. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt securities is effectively connected with the foreign corporation’s U.S. trade or business.

Other Tax Considerations

Information Reporting Requirements and Backup Withholding Tax

Under certain circumstances, holders of our securities may be subject to backup withholding at a rate of 28% through 2010 on payments made with respect to, or cash proceeds of a sale or exchange of, our securities. Backup withholding will apply only if the holder (1) fails to furnish its taxpayer identification number, referred to in this section as a “TIN” (which, for an individual, would be his or her social security number), (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalty of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a holder of our securities will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to, or gross proceeds from our redemption of shares or other securities from, any holders who fail to certify their non-foreign status, if applicable.

Additional issues may arise pertaining to information reporting and backup withholding with respect to foreign investors, and foreign investors should consult their tax advisors with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to foreign investors is not an additional tax.

Rather, the amount of any backup withholding with respect to a payment to a foreign investor will be allowed as a credit against any U.S. federal income tax liability of such foreign investor. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

Dividend Reinvestment Plan

To the extent that a shareholder receives common shares or preferred shares pursuant to a dividend reinvestment plan, the federal income tax treatment of the shareholder and us will generally be the same as if the distribution had been made in cash. See “Federal Income Taxation of Shareholders” and “Taxation of the Company — Annual Distribution Requirement” above.

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our securities.

State and Local Taxes

We are subject to state, local, or other taxation in various state, local, or other jurisdictions, including those in which we transact business or own property. In addition, a holder of our securities may be subject to state, local, or other taxation on our distributions in various state, local, or other jurisdictions, including the jurisdiction in which the holder resides. The tax treatment in such jurisdictions may differ from the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local, and other tax laws on their investment in our securities.

Additional Tax Consequences for Holders of Rights

See the applicable prospectus supplement for a discussion of any additional tax consequences for holders of rights offered by such prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities offered will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Certain tax matters will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

EXPERTS

The financial statements and schedules as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Grant Thornton, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, trustees and persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

400,000 Shares

Ramco-Gershenson Properties Trust

7.25% Series D Cumulative Convertible Perpetual Preferred Shares

PROSPECTUS SUPPLEMENT

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April 27, 2011